 Filed Pursuant to Rule 424(b)(2)
 Registration No. 333-266837
PROSPECTUS SUPPLEMENT
(To Prospectus dated August 12, 2022)
$1,800,000,000
Sonoco Products Company
$500,000,000 4.450% Notes due 2026
$600,000,000 4.600% Notes due 2029
$700,000,000 5.000% Notes due 2034
We are offering $500,000,000 aggregate principal amount of 4.450% notes due 2026 (the “2026 notes”), $600,000,000 aggregate principal amount of 4.600% notes due 2029 (the “2029 notes”) and $700,000,000 aggregate principal amount of 5.000% notes due 2034 (the “2034 notes” and, together with the 2026 notes and the 2029 notes, the “notes”). We will pay interest on the notes semi-annually in arrears on March 1 and September 1 of each year, beginning on March 1, 2025. The 2026 notes will mature on September 1, 2026, the 2029 notes will mature on September 1, 2029, and the 2034 notes will mature on September 1, 2034, in each case unless earlier redeemed or repurchased.
The notes are being offered to finance in part the pending Eviosys Acquisition (as defined herein). If we do not consummate the Eviosys Acquisition on or prior to December 31, 2025 or if, on or prior to such date, the purchase agreement with respect to the Eviosys Acquisition is terminated other than as a result of consummating the acquisition, then we will be required to redeem all of the 2029 notes and the 2034 notes at a redemption price equal to 101% of the aggregate principal amount of such notes, plus accrued and unpaid interest, if any, to, but excluding, the special mandatory redemption date. The net proceeds from the offering of the notes will not be deposited into an escrow account pending any special mandatory redemption of the 2029 notes and the 2034 notes. See “Description of the Notes — Special Mandatory Redemption.”
We may also redeem the notes of any series at our option, in whole at any time or in part from time to time, at the redemption prices described under “Description of the Notes — Optional Redemption.” If a change of control repurchase event as described under the heading “Description of the Notes — Change of Control Repurchase Event” occurs with respect to a series of notes, we may be required to offer to purchase the notes of that series from the holders.
The notes will be our unsecured senior obligations and will rank equally with our existing and future unsubordinated indebtedness. The notes will be issued only in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Investing in the notes involves risks that are described in the “Risk Factors” section beginning on page S-14 of this prospectus supplement and on page 9 of our Annual Report on Form 10-K for the year ended December 31, 2023.
	Per 2026 Note	Total	Per 2029 Note	Total	Per 2034 Note	Total
Public offering price(1)	99.928%	$499,640,000	99.941%	$599,646,000	99.461%	$696,227,000
Underwriting discount	0.350%	$1,750,000	0.600%	$3,600,000	0.650%	$4,550,000
Proceeds, before expenses, to us(1)	99.578%	$497,890,000	99.341%	$596,046,000	98.811%	$691,677,000

(1)
Plus accrued interest from September 19, 2024, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking S.A. and Euroclear Bank SA/NV, on or about September 19, 2024, which is the second business day following the date of this prospectus supplement. See “Underwriting.”
Joint Book-Running Managers
J.P. Morgan	Morgan Stanley
BofA Securities	Wells Fargo Securities
TD Securities	US Bancorp
Co-Managers
Deutsche Bank Securities	Goldman Sachs & Co. LLC	MUFG	RBC Capital Markets
Truist Securities	ING		Regions Securities LLC
The date of this prospectus supplement is September 17, 2024.

Prospectus Supplement
Prospectus
We have not, and the underwriters have not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer or sale of such securities is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein is accurate only as of the date of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the notes that we are offering and other matters relating to us and our financial condition. The second part is the accompanying prospectus, which gives more general information about securities we may offer from time to time, some of which does not apply to the notes we are offering. The description of the terms of the notes in this prospectus supplement supplements the description in the accompanying prospectus under “Description of Debt Securities,” and to the extent it is inconsistent with that description, the information in this prospectus supplement replaces the information in the accompanying prospectus. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. If information in the prospectus supplement differs from information in the accompanying prospectus, you should rely on the information in this prospectus supplement.
Except as used in “Description of the Notes,” as the context otherwise requires, or as otherwise specified or used in this prospectus supplement or the accompanying prospectus, the terms “we,” “our,” “us,” the “Company” and “Sonoco” refer to Sonoco Products Company and its subsidiaries.
The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the notes. We are not making any representation to you regarding the legality of an investment in the notes by you under applicable investment or similar laws.
You should read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before making your investment decision.

S-ii

FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in each of them, that are not historical in nature, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Words such as “aim,” “anticipate,” “aspire,” “assume,” “believe,” “can,” “committed,” “consider,” “continue,” “could,” “develop,” “envision,” “estimate,” “expect,” “forecast,” “future,” “goal,” “guidance,” “intend,” “is designed to,” “likely,” “maintain,” “may,” “might,” “objective,” “ongoing,” “opportunity,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “re-envision,” “seek,” “strategy,” “target,” “will,” “would,” or the negative thereof, and similar expressions identify forward-looking statements.
Forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus include, but are not limited to: statements regarding the availability and supply of raw materials and energy, and offsetting high raw material and energy costs, including the potential impact of changes in tariffs or imposition of sanctions; the effects of economic downturns, inflation, volatility and other macroeconomic factors on the Company and its industry, including effects on consumers and customers; the resiliency of the Company’s operating model; reduced supply chain and labor disruptions and benefits to the Company therefrom; consumer and customer actions in connection with political, social, and economic instability, war and other geopolitical tensions, and widespread public health events, including epidemics or pandemics; improved productivity and cost containment, including cost savings from the Company’s investments; improving margins and leveraging strong cash flow and financial position; costs, timing and effects of restructuring and portfolio simplification activities; effects and timing of, and anticipated costs, synergies and gains resulting from contemplated, pending and completed acquisitions and divestitures, including the Company’s recently announced Potential Divestitures, the Eviosys Acquisition and its acquisitions of Ball Metalpack Holding, LLC, renamed Sonoco Metal Packaging (“Metal Packaging”), S.P. Holding, Skjern A/S, the remaining interest in RTS Packaging, LLC, a paper mill in Chattanooga, Tennessee, Nordeste Tubetes and NE Tubetes, and Inapel Embalagens Ltda., and the Company’s sale of its Sonoco Sustainability Solutions business, its U.S. and Mexico BulkSak businesses, its South Carolina timberland properties, and its Protective Solutions business; adequacy and anticipated amounts and uses of cash flows; capital allocation, including expected amounts of capital spending and expected annualized cost savings and other benefits therefrom; the Company’s capital structure, including the incurrence of debt and the refinancing and repayment of debt; the Company’s ability to adhere to restrictive covenants in its debt agreements; financial and business strategies and the results expected of them; producing improvements in earnings; profitable sales growth and rates of growth; market opportunities and anticipated growth thereof, as well as improving demand for the Company’s products; market leadership; the Company’s human capital management strategy; expected impact and costs of resolution of legal proceedings; extent of, and adequacy of provisions for, environmental liabilities; the Company’s ability to achieve its sustainability goals, including with respect to greenhouse gas emissions; adequacy of income tax provisions, realization of deferred tax assets, outcomes of uncertain tax issues and tax rates; goodwill impairment charges and fair values of reporting units; future asset impairment charges and fair values of assets; anticipated contributions to pension and postretirement benefit plans, fair values of plan assets, long-term rates of return on plan assets, and projected benefit obligations and payments; expected impact of implementation of new accounting pronouncements; creation of near-term and long-term value and returns for shareholders; continued payment of dividends; planned stock repurchases; the terms of the notes offered hereby; the anticipated use of the net proceeds from this offering, borrowings under our Acquisition Term Loan Facilities and any additional borrowings under our Revolving Credit Facility (each as defined and described in this prospectus supplement); and the anticipated use of any proceeds from the Potential Divestitures (as defined and described in this prospectus supplement).
Such forward-looking statements are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management. Such information includes, without limitation, discussions as to expectations, beliefs, plans, strategies, goals and objectives concerning our future financial and operating performance. These statements are not guarantees of future

S-iii

performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Such risks, uncertainties and assumptions include, without limitation:
•
our ability to manage the mix of business and execute on the Company’s portfolio simplification strategy, including with respect to divestitures, in particular the recently announced Potential Divestitures;

•
our ability to identify and successfully close suitable acquisitions at the levels needed to meet growth targets;

•
our ability to satisfy closing conditions and close acquisitions, including the Eviosys Acquisition, and to finance such acquisitions on acceptable terms;

•
our ability to receive regulatory approvals for the Eviosys Acquisition in a timely manner;

•
our ability to successfully complete the Potential Divestitures on acceptable terms, if at all;

•
our ability to successfully integrate newly acquired businesses, including Eviosys, into the Company’s operations and realize synergies and other anticipated benefits within the expected time period, or at all;

•
the potential impact of the consummation of newly acquired businesses, including Eviosys, on relationships with clients and other third parties;

•
the availability, transportation and pricing of raw materials, energy and transportation, including the impact of potential changes in tariffs or sanctions and escalating trade wars, and the impact of war, general regional instability and other geopolitical tensions (such as the ongoing conflict between Russia and Ukraine as well as the economic sanctions related thereto, and the ongoing conflict in Israel and Gaza), and the Company’s ability to pass raw material, energy and transportation price increases and surcharges through to customers or otherwise manage these commodity pricing risks;

•
the costs of labor;

•
work stoppages due to labor disputes;

•
the success of new product development, introduction and sales, including successful timing of new product or product innovation introductions;

•
the success of implementation of new manufacturing technologies and installation of manufacturing equipment, including the startup of new facilities and lines;

•
consumer demand for our products and changing consumer preferences, including changes related to inflation and other macroeconomic factors;

•
our ability to be the low-cost global leader in customer-preferred packaging solutions within targeted segments;

•
competitive pressures, including new product development, and technological market leadership, reputation for quality, industry overcapacity, customer and supplier consolidation, and changes in competitors’ pricing for products;

•
the financial conditions of customers and suppliers;

•
our ability to maintain or increase productivity levels, contain or reduce costs, and maintain positive price/cost relationships;

•
our ability to negotiate or retain contracts with customers, including in segments with concentration of sales volume;

•
the inventory management strategies of customers;

•
collection of receivables from customers;

•
ability to improve margins and leverage cash flows and financial position;

•
ability to attract and retain talented and qualified employees, managers, and executives;

S-iv

•
ability to profitably maintain and grow existing domestic and international business and market share;

•
availability of credit to us, our customers and suppliers in needed amounts and on reasonable terms;

•
effects of our indebtedness on our cash flow and business activities;

•
fluctuations in interest rates and our borrowing costs;

•
fluctuations in obligations and earnings of pension and postretirement benefit plans, including the timing of funding plan obligations, and the accuracy of assumptions underlying projections of benefit plan obligations and payments, valuation of plan assets, and projections of long-term rates of return;

•
foreign currency exchange rate fluctuations, interest rate and commodity price risk and the effectiveness of related hedges;

•
cost of employee and retiree medical, health, and life insurance benefits;

•
resolution of income tax contingencies;

•
changes in U.S. and foreign tariffs, tax rates, tax laws, regulations and interpretations thereof, including income, sales and use, property, value added, employment, and other taxes;

•
accuracy in valuation of deferred tax assets;

•
the adoption of new, or changes in, accounting standards or interpretations;

•
accuracy of assumptions underlying projections related to goodwill impairment testing, and accuracy of management’s assessment of goodwill impairment;

•
accuracy of assumptions underlying fair value measurements, accuracy of management’s assessments of fair value and fluctuations in fair value;

•
ability to maintain effective disclosure controls and internal controls, including with regard to financial reporting, to prevent or detect errors or acts of fraud;

•
liability for and costs of resolution of litigation, regulatory actions, or other legal proceedings;

•
liability for and anticipated costs of environmental remediation actions;

•
effects of environmental laws and regulations, including with respect to climate change and emissions reporting and the effectiveness of the final rules adopted by the Securities and Exchange Commission (the “SEC”) to enhance public company climate disclosures;

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operational disruptions at our major facilities;

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failure or disruptions in our information technology systems;

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loss of consumer or investor confidence;

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ability to protect our intellectual property rights;

•
changes in laws and regulations relating to packaging for food products and foods packaged therein, other actions and public concerns about products packaged in our containers, or chemicals or substances used in raw materials or in the manufacturing process;

•
changing consumer attitudes toward plastic packaging;

•
changing climate and greenhouse gas effects;

•
ability to meet environmental, sustainability and other social and governmental goals, including with respect to greenhouse gas emissions, and challenges in implementation thereof;

•
actions of domestic or foreign government agencies, changes in laws and regulations affecting the Company, and increased costs of compliance;

•
international, national, and local economic and market conditions and levels of unemployment;

S-v

•
economic disruptions resulting from war and other geopolitical tensions (such as the ongoing military conflict between Russia and Ukraine and the ongoing conflict in Israel and Gaza), terrorist activities, public health events (such as the COVID-19 pandemic), and natural disasters; and

•
inflation and the activities and operations in highly inflationary economies.

More information about the risks, uncertainties, and assumptions that may cause actual results to differ materially from those expressed or forecasted in forward-looking statements is provided in the sections entitled “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2023, as well as our other documents filed with the SEC. In light of these various risks, uncertainties, and assumptions, the forward-looking events discussed in this prospectus supplement might not occur. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements.
We undertake no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

S-vi

SUMMARY
This summary does not contain all of the information that you should consider before investing in the notes offered hereby. Prior to making an investment decision, you should carefully read this prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference herein that are described under “Where You Can Find More Information” and “Incorporation of Certain Information By Reference,” including the information set forth under the heading “Risk Factors.”
The Company
We are a South Carolina corporation founded in Hartsville, South Carolina in 1899 as the Southern Novelty Company. Our name was subsequently changed to Sonoco Products Company. We are a manufacturer of industrial and consumer packaging products and a provider of packaging services, with approximately 300 locations in 33 countries.
Today, we are one of the largest diversified global manufacturers of consumer and industrial packaging products, and a provider of packaging services with approximately 23,000 employees worldwide as of December 31, 2023. We had net sales of $6.8 billion in 2023 to customers in approximately 85 countries and had net sales of $3.3 billion in the six months ended June 30, 2024.
We report our financial results in two reportable segments, Consumer Packaging and Industrial Paper Packaging, with all remaining businesses reported as “All Other.” Effective January 1, 2024, we integrated our flexible packaging and thermoforming packaging businesses within our Consumer Packaging segment to form our Thermoformed & Flexible Packaging (“TFP”) business. As a result, we changed our operating and reporting structure to reflect the way we plan to manage our operations, evaluate performance, and allocate resources going forward. As a result of these changes, our consumer thermoforming businesses moved from the All Other group of businesses to the Consumer Packaging segment. Our Industrial Paper Packaging segment was not affected by these changes. Our prior year segment results have been recast to conform to the new presentation.
Consumer Packaging
Our Consumer Packaging segment accounted for approximately 56% of consolidated net sales in each of the six months ended June 30, 2024 and July 2, 2023. The operations in this segment consisted of approximately 80 plants throughout the world as of December 31, 2023. Products within the Consumer Packaging segment consist of rigid packaging (paper, metal, and plastic) and flexible packaging, primarily serving the consumer staples market focused on food, beverage, household, and personal products.
Our rigid paper containers are manufactured from 100% recycled paperboard provided primarily from our global paper operations. These paper products are primarily used in the food and beverage markets including snacks, baked goods, powdered drinks, and confectionary goods. With the acquisition of Metal Packaging in 2022, we expanded our manufacturing capability in steel and aluminum metal fabrication beyond our existing metal ends and closures products to include metal food and household packaging products for vegetables, tomatoes, fruit, spray cleaners, paint, and other products. Our rigid plastic products are comprised of thermoformed plastic trays and enclosures for fresh produce, condiments, and pre-packaged foods. Our flexible packaging is comprised primarily of plastic packaging serving a variety of food and personal product applications where high-barrier properties are critical for freshness and shelf-life.
In 2023, our rigid paper containers were our largest revenue-producing group of products and services, representing approximately 21% of our consolidated net sales in the year ended December 31, 2023. This group comprised 21% and 24% of consolidated net sales in 2022 and 2021, respectively.
Industrial Paper Packaging
Our Industrial Paper Packaging segment accounted for approximately 37% and 35% of consolidated net sales in the six months ended June 30, 2024 and July 2, 2023, respectively. This segment served its markets through approximately 190 plants on five continents as of December 31, 2023. Our paper operations provide the primary raw material for our fiber-based packaging. We use approximately 52% of the paper we manufacture, and the remainder is sold to third parties. This vertical integration strategy was supported by 23 paper mills with 30 paper machines throughout the world as of December 31, 2023. We also operate 24 recycling facilities in the United States capable of recycling old corrugated containers, paper, plastics, metals, and other recyclable materials that can be processed back through our manufacturing ecosystem. In 2023, we had the capacity to manufacture approximately 2.2 million tons of recycled paperboard per year. Products within the Industrial Paper Packaging segment consist primarily of goods produced from recycled fiber including paperboard tubes, cores, cones and cans; partitions; paper-based protective materials; and uncoated recycled paperboard for high-end applications such as folding cartons, can board, and laminated structures.
Products across this segment support multiple end markets in consumer staples (food and beverage, food distribution, household and personal products), consumer discretionary (home building, appliances, apparel, and home furnishings), and industrials (construction and building products, and industrial distribution), as well as various other end markets.
In 2023, our tubes and cores products were our second largest revenue-producing group of products, representing approximately 19% of our consolidated net sales in the year ended December 31, 2023. This group comprised 18% and 21% of consolidated net sales in 2022 and 2021, respectively.
All Other
The businesses grouped as All Other accounted for approximately 7% and 9% of consolidated net sales in the six months ended June 30, 2024 and July 2, 2023, respectively. The operations in All Other consisted of approximately 40 plants throughout the world as of December 31, 2023. Products within the All Other businesses consist of a variety of packaging materials including plastic, paper, foam, and various other specialty materials. All Other businesses serve a wide variety of end markets including consumer staples, consumer discretionary, industrial, and pharmaceuticals. Prior to its divestiture in April 2021, our U.S. global display and packaging business, which included point-of-purchase displays, fulfillment operations, and contract packaging, was reported in All Other.
Our principal office is located at 1 N. Second St., Hartsville, SC 29550, our telephone number is (843) 383-7000 and our website address is www.sonoco.com. The information on our website is not incorporated by reference in, and does not form a part of, this prospectus supplement or the accompanying prospectus.
Recent Developments
Pending Acquisition of Eviosys
On June 22, 2024, we, Titan Holdings Coöperatief U.A., a cooperative with excluded liability (coöperatie met uitgesloten aansprakelijkheid), incorporated under the laws of the Netherlands (the “Seller”) and Titan Holdings I B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands and a direct wholly owned subsidiary of the Seller (“Eviosys”), entered into a Put Option Agreement (the “Put Option Agreement”) pursuant to which we made a binding offer to acquire, on the terms and conditions set forth in an Equity Purchase Agreement attached to the Put Option Agreement (the “Purchase Agreement”), all of the issued and outstanding equity interests in Eviosys for €3.615 billion (approximately $3.9 billion based on the foreign exchange rate as of June 30, 2024), on a cash-free and debt-free basis and subject to customary adjustments (collectively, the “Eviosys Acquisition”). Pursuant to the Put Option Agreement, on August 22, 2024, following the completion of a consultation process with the European Works Council of Eviosys and its subsidiaries, the Seller delivered an exercise notice to us accepting our offer and delivered to us a copy of the Purchase Agreement, executed by Eviosys and the Seller.
We intend to use an amount equal to the net proceeds from this offering, together with borrowings under our Acquisition Term Loan Facilities (as defined and described below) and, if needed, cash on hand or additional borrowings under our existing $1.25 billion revolving credit facility (the “Revolving Credit Facility”), to fund the cash consideration payable by us in connection with the Eviosys Acquisition and to pay related fees and expenses. For the avoidance of doubt, we do not intend to use any proceeds from the Potential Divestitures (as defined and discussed below) to fund such cash consideration or to pay related fees and expenses.

Eviosys is a global metal packaging company that produces food cans and ends, aerosol cans, metal closures and promotional packaging with a large metal food can manufacturing footprint in the Europe, Middle East and Africa region, and has approximately 6,300 employees in 44 manufacturing facilities across 17 countries. Eviosys generated €2,408 million in revenue for the year ended December 31, 2023 and €1,054 million in revenue for the six months ended June 30, 2024.
The Purchase Agreement contains customary representations, warranties and covenants by the parties, and the consummation of the Eviosys Acquisition is subject to customary closing conditions, including the expiration, termination or receipt of the applicable waiting period or clearances, as applicable, under certain specified antitrust laws. The Eviosys Acquisition is expected to close in the fourth quarter of 2024 or the first quarter of 2025. This offering is not contingent upon the consummation of the Eviosys Acquisition. However, if we do not consummate the Eviosys Acquisition on or prior to December 31, 2025 or if, on or prior to such date, the Purchase Agreement is terminated other than as a result of consummating the acquisition, then we will be required to redeem all of the 2029 notes and the 2034 notes at a redemption price equal to 101% of the aggregate principal amount of such notes, plus accrued and unpaid interest, if any, to, but excluding, the special mandatory redemption date. The proceeds from the offering of the notes will not be deposited into an escrow account pending any special mandatory redemption of the 2029 notes and the 2034 notes. See “Description of the Notes — Special Mandatory Redemption.”
Bridge Financing and Term Loans
On June 22, 2024, in conjunction with our entry into the Purchase Agreement, to secure funding of the Eviosys Acquisition, we obtained a commitment from JPMorgan Chase Bank, N.A. and Morgan Stanley Senior Funding, Inc. for a 364-day senior unsecured bridge term loan facility in an amount up to $4.0 billion (the “Bridge Loan Facility”), subject to customary conditions. On July 12, 2024, in order to finance a portion of the cash consideration for the Eviosys Acquisition, we also entered into a credit agreement with certain lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, for a $700 million unsecured term loan facility (the “First Acquisition Term Loan Facility”) that will mature on the second anniversary of the funding date, which is expected to take place substantially concurrently with the closing of the Eviosys Acquisition. On September 16, 2024, in order to finance a portion of the cash consideration for the Eviosys Acquisition, we also entered into an additional credit agreement with certain lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, for a $1.5 billion senior unsecured term loan facility (the “Second Acquisition Term Loan Facility” and, together with the First Acquisition Term Loan Facility, the “Acquisition Term Loan Facilities”) that will mature 364 days following the funding date, which is expected to take place substantially concurrently with the closing of the Eviosys Acquisition. The aggregate amount of the commitments under the Acquisition Term Loan Facilities of $2.2 billion have replaced a corresponding amount of the commitments in respect of the Bridge Loan Facility, in accordance with its terms. We do not expect to incur any indebtedness under the Bridge Loan Facility in connection with the closing of the Eviosys Acquisition.
Potential Divestitures
We have initiated reviews of strategic alternatives for ThermoSafe, our leading temperature assured packaging business, and TFP, our leading thermoformed and flexible packaging business (together, the “Potential Divestitures”). On a standalone basis, ThermoSafe, which is part of All Other group of businesses, had revenue of $283 million in 2023. On a standalone basis, TFP, which we formed by integrating our flexible packaging and thermoforming packaging businesses within our Consumer Packaging segment effective as of January 1, 2024, had revenue of $1.3 billion in 2023. We expect to complete our review of strategic alternatives for TFP in the fourth quarter of 2024 and to complete our review of strategic alternatives for ThermoSafe in the next twelve months. We intend to use the net proceeds from the Potential Divestitures, if completed, to reduce our indebtedness if the Eviosys Acquisition closes, or to pursue other strategic initiatives if the Eviosys Acquisition does not close. We do not intend to use any proceeds from the Potential Divestitures to fund the cash consideration payable by us in connection with the Eviosys Acquisition or to pay related fees and expenses.

THE OFFERING
The following summary is not intended to be complete. Some of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Notes” section of this prospectus supplement and the “Description of Debt Securities” section of the accompanying prospectus contain a more detailed description of the terms and conditions of the notes. As used in this section, “we,” “our” and “us” refer to Sonoco Products Company and not to its consolidated subsidiaries.
Issuer
Sonoco Products Company
Notes Offered
We are offering $500,000,000 aggregate principal amount of 4.450% notes due 2026, $600,000,000 aggregate principal amount of 4.600% notes due 2029 and $700,000,000 aggregate principal amount of 5.000% notes due 2034.
Maturity
The 2026 notes will mature on September 1, 2026, the 2029 notes will mature on September 1, 2029 and the 2034 notes will mature on September 1, 2034, in each case unless earlier redeemed or repurchased.
Interest
The 2026 notes will bear interest at a rate of 4.450% per year from and including September 19, 2024. Interest will be payable semi-annually in arrears on March 1 and September 1 of each year, beginning on March 1, 2025.
The 2029 notes will bear interest at a rate of 4.600% per year from and including September 19, 2024. Interest will be payable semi-annually in arrears on March 1 and September 1 of each year, beginning on March 1, 2025.
The 2034 notes will bear interest at a rate of 5.000% per year from and including September 19, 2024. Interest will be payable semi-annually in arrears on March 1 and September 1 of each year, beginning on March 1, 2025.
Special Mandatory Redemption
The completion of this offering is not contingent upon the consummation of the Eviosys Acquisition. However, if we do not consummate the Eviosys Acquisition on or prior to December 31, 2025 or if, on or prior to such date, the Purchase Agreement is terminated other than as a result of consummating the acquisition (either, a “Special Mandatory Redemption Event”), then we will be required to redeem all of the 2029 notes and the 2034 notes at a redemption price equal to 101% of the aggregate principal amount of such notes, plus accrued and unpaid interest, if any, to, but excluding, the special mandatory redemption date. The net proceeds from the offering of the notes will not be deposited into an escrow account pending any special mandatory redemption of the 2029 notes and the 2034 notes. See “Description of the Notes — Special Mandatory Redemption.”
Optional Redemption
Prior to (i) the maturity date of the 2026 notes, in the case of the 2026 notes, (ii) August 1, 2029, (one month prior to the maturity date of the 2029 notes), in the case of the 2029 notes and (iii) June 1, 2034 (three months prior to the maturity date of the 2034 notes), in the case of the 2034 notes (each such date referenced in clauses (ii) and (iii), a “Par Call Date”), we may redeem the notes of the applicable series at our option, in whole or in part, at any time and from time to time, at a redemption price

(expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
•
100% of the principal amount of such series of notes, or

•
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming such series of notes to be redeemed matured on the applicable Par Call Date or, in the case of the 2026 notes, the maturity date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 15 basis points, in the case of the 2026 notes, plus 20 basis points, in the case of the 2029 notes and plus 25 basis points, in the case of the 2034 notes, less (b) interest accrued to, but not including, the date of redemption, plus, in each case, accrued and unpaid interest to, but not including, the redemption date for the applicable series of notes.
On or after the applicable Par Call Date, in the case of the 2029 notes or the 2034 notes, we may redeem the notes of such series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of such notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date. See “Description of the Notes — Redemption at Our Option.”
Offer to Repurchase Upon Change of Control Repurchase Event
If a Change of Control Repurchase Event (as defined below) occurs with respect to a series of notes, unless we have exercised our right to redeem such series of notes, we will make an offer to each holder of such series of notes to repurchase all or any part of that holder’s notes of such series at a purchase price in cash equal to 101% of the aggregate principal amount of such notes to be repurchased plus any accrued and unpaid interest on such notes to, but not including, the date of repurchase. See “Description of the Notes — Change of Control Repurchase Event.”
Certain Covenants
The indenture governing the notes will limit our and our subsidiaries’ ability to:
•
incur secured indebtedness;

•
enter into certain sale and leaseback transactions; and

•
enter into certain mergers, consolidations and transfers of substantially all of our assets.

However, these limitations are subject to numerous exceptions. See “Description of Debt Securities — Certain Covenants of the Company” and “Description of Debt Securities — Consolidation, Merger and Sale of Assets” in the accompanying prospectus.
Ranking
The notes will be our unsecured senior obligations and will rank equally with all of our existing and future unsubordinated indebtedness. The notes will be effectively subordinated to any future secured indebtedness of ours to the extent of the value of the assets securing such indebtedness. The notes will be structurally subordinated to all liabilities of our subsidiaries, including trade payables. As of June 30, 2024, we had $3,027 million of outstanding indebtedness on a consolidated basis, none of which was secured, and our subsidiaries had outstanding indebtedness for borrowed money, excluding guarantees and intercompany obligations, of $175 million. After giving effect to (1) the issuance and sale of the notes offered hereby and (2) anticipated borrowings under our Acquisition Term Loan Facilities in connection with the Eviosys Acquisition as described under “Capitalization,” we would have had approximately $7.0 billion of outstanding indebtedness on a consolidated basis as of June 30, 2024.
Use of Proceeds
We expect to receive approximately $1,780 million in net proceeds from the sale of the notes, after deducting the underwriting discounts and other estimated offering expenses payable by us. We intend to use an amount equal to the net proceeds from this offering, together with borrowings under our Acquisition Term Loan Facilities and, if needed, cash on hand or additional borrowings under our Revolving Credit Facility, to fund the cash consideration payable by us in connection with the Eviosys Acquisition and to pay related fees and expenses. If a Special Mandatory Redemption Event occurs, we will be required to redeem all of the 2029 notes and the 2034 notes at the applicable special mandatory redemption price, and the net proceeds from the sale of the 2026 notes will be used for general corporate purposes, which may include refinancing of indebtedness. See “Use of Proceeds” and “Description of the Notes — Special Mandatory Redemption.” We intend to use the net proceeds from the Potential Divestitures, if completed, to reduce our leverage if the Eviosys Acquisition closes, or to pursue other strategic initiatives if the Eviosys Acquisition does not close. We do not intend to use any proceeds from the Potential Divestitures to fund the cash consideration payable by us in connection with the Eviosys Acquisition or to pay related fees and expenses.
Denominations
The notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Further Issues
We may from time to time, without giving notice to or seeking the consent of the existing holders of the notes of any series offered hereby, issue additional debt securities having the same terms (other than the issue date, the public offering price and, if applicable, the payment of interest accruing prior to the issue date of such additional notes and the initial interest payment date) with the notes of such series; provided, that if such additional notes are not fungible with the applicable series of notes offered hereby for U.S. federal income tax purposes, such additional notes will have one or more separate CUSIP numbers. Any such further notes will have the same terms as to status, redemption or otherwise as the applicable series of notes offered hereby.
Risk Factors
You should carefully consider the risks described under the section entitled “Risk Factors” beginning on page 9 of our Annual Report on Form 10-K for the year ended December 31, 2023 and beginning on page S-14 of this prospectus supplement, and all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.
Governing Law
New York.
Trustee
Regions Bank.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF SONOCO
Set forth below is a summary of our consolidated financial data for the periods indicated. The summary operating results and other financial information for the periods ended December 31, 2023 and 2022 and the summary balance sheet data as of December 31, 2023 and 2022 have been derived from our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. The summary operating results and other financial information for the six months ended June 30, 2024 and July 2, 2023 and the summary balance sheet data as of June 30, 2024 have been derived from our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. The unaudited condensed consolidated financial data have been prepared on a basis consistent with our audited consolidated financial statements, and in the opinion of management, reflect all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation. Our historical results are not necessarily indicative of our future performance, and interim results are not necessarily indicative of the results to be expected for the entire fiscal year or any future period. The summary historical consolidated financial information presented below does not contain all of the information you should consider before deciding whether to invest in the notes, and you should read this information in conjunction with our consolidated financial statements and related notes, our unaudited condensed consolidated financial statements and related notes and the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2023, and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus.
	Year Ended December 31,		Six Months Ended
	2023	2022	June 30, 2024	July 2, 2023
	(in thousands, except percentages)
Operating Results:
Net sales	$6,781,292	$7,250,552	$3,261,022	$3,435,073
Gross profit	$1,435,654	$1,439,649	$694,907	$731,746
Operating profit	$715,790	$675,396	$252,825	$417,507
Net income	$475,901	$466,980	$156,224	$263,013
Net income attributable to noncontrolling interests	$(942)	$(543)	$(236)	$(45)
Net income attributable to Sonoco	$474,959	$466,437	$155,988	$262,968
Net income margin	7.0%	6.4%	4.8%	7.7%
Balance Sheet Data (at period end):
Total assets	$7,191,957	$7,052,940	$7,154,664
Long-term debt, net of current portion	$3,035,868	$2,719,783	$2,541,929
Total debt	$3,083,000	$3,222,223	$3,027,408
Total equity	$2,431,835	$2,072,797	$2,441,867
Other Financial Data:
Adjusted EBITDA(1)	$1,067,796		$506,967
Adjusted EBITDA Margin(2)	15.7%		15.5%

(1)
Adjusted EBITDA is a non-GAAP financial measure. See “— Non-GAAP Financial Measures” for a definition of this metric and a reconciliation to the most directly comparable measure calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).

(2)
Adjusted EBITDA Margin is a non-GAAP financial measure. See “— Non-GAAP Financial Measures” for a definition of this metric and a reconciliation to the most directly comparable measure calculated in accordance with GAAP.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF EVIOSYS
Set forth below is a summary of Eviosys’s consolidated financial data for the periods indicated. The summary operating results for the periods ended December 31, 2023 and 2022 and the summary balance sheet data as of December 31, 2023 and 2022 have been derived from Eviosys’s audited consolidated financial statements, and the summary operating results for the six months ended June 30, 2024 and 2023 and the summary balance sheet data as of June 30, 2024 have been derived from Eviosys’s unaudited condensed consolidated financial statements, each of which is included in our Current Report on Form 8-K filed on September 13, 2024 and incorporated by reference into this prospectus supplement and the accompanying prospectus. Eviosys’s historical results are not necessarily indicative of its future performance, and interim results are not necessarily indicative of the results to be expected for the entire fiscal year or any future period. The summary historical consolidated financial information presented below does not contain all of the information you should consider before deciding whether to invest in the notes, and you should read this information in conjunction with Eviosys’s audited consolidated financial statements and its unaudited condensed consolidated financial statements.
Eviosys’s historical consolidated financial statements were prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board and presented in Euros. IFRS differs in certain respects from GAAP. For purposes of the unaudited pro forma condensed combined financial information incorporated by reference into and discussed elsewhere in this prospectus supplement and the accompanying prospectus, the historical Eviosys financial statements were translated to U.S. dollars and certain reclassifications were made to align Eviosys’s historical accounting policies under IFRS to Sonoco’s accounting policies under GAAP. The following summary historical consolidated financial information of Eviosys does not reflect such translation or reclassifications and may not be comparable with Sonoco’s historical results reported in GAAP and presented in U.S. dollars.
	Year Ended December 31,		Six Months Ended June 30,
	2023	2022	2024	2023
	(in millions)
Operating Results:
Revenue	€2,408	€2,675	€1,054	€1,163
Gross profit	€417	€462	€175	€191
Operating profit/(loss)	€238	€280	€49	€105
Income/(loss) of the period	€35	€161	€(30)	€24
Profit attributable to non-controlling interest	€—	€(5)	€1	€—
Income/(loss) of the period attributable to Titan Holdings I B.V.	€35	€156	€(31)	€24
Balance Sheet Data (at period end):
Total assets	€3,387	€3,535	€3,290
Long-term debt	€1,915	€1,520	€1,908
Total equity	€298	€661	€281

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following summary unaudited pro forma condensed combined financial information of Sonoco and Eviosys (which is being presented for illustrative purposes only) assumes that Eviosys had been owned by Sonoco for the period and at the date presented. Sonoco and Eviosys may have performed differently had they actually been combined for all periods or on the date presented. You should not rely on the following summary unaudited pro forma condensed combined financial information as being indicative of the results or financial condition that would have been achieved had Sonoco and Eviosys been combined during the periods or on the date presented or of the actual future results or financial condition of Sonoco that may be achieved following consummation of the Eviosys Acquisition. See “Risk Factors — Risks Related to the Eviosys Acquisition and the Potential Divestitures — The combined company’s actual financial position or results of operations after the Eviosys Acquisition may differ materially from the unaudited pro forma condensed combined financial information reflecting the impact of the Eviosys Acquisition incorporated by reference in this prospectus supplement.” This information is only a summary, does not contain all of the information you should consider before deciding whether to invest in the notes, and has been derived from and should be read in conjunction with the more detailed unaudited pro forma condensed combined financial information of Sonoco and Eviosys and the notes thereto included in our Current Report on Form 8-K filed on September 13, 2024, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.
	Year Ended December 31, 2023	Six Months Ended June 30, 2024
	(in thousands, except percentages)
Pro Forma Condensed Combined Operating Results:
Net sales	$9,372,001	$4,393,026
Gross profit	$1,883,751	$884,577
Operating profit	$830,536	$261,417
Net income	$368,626	$89,146
Net income attributable to noncontrolling interests	$(784)	$(687)
Net income attributable to Sonoco	$367,842	$88,459
Net income margin	3.9%	2.0%
Pro Forma Condensed Combined Balance Sheet Data (as of period end):
Total assets		$12,539,878
Long-term debt, net of current portion		$5,224,244
Total debt		$6,906,723
Other Pro Forma Condensed Combined Financial Data:
Pro forma Adjusted EBITDA(1)	$1,455,156	$667,868
Pro forma Adjusted EBITDA Margin(2)	15.5%	15.2%

(1)
Pro forma Adjusted EBITDA is a non-GAAP financial measure. See “— Non-GAAP Financial Measures” for a definition of this metric and a reconciliation to the most directly comparable measure calculated in accordance with GAAP.

(2)
Pro forma Adjusted EBITDA Margin is a non-GAAP financial measure. See “— Non-GAAP Financial Measures” for a definition of this metric and a reconciliation to the most directly comparable measure calculated in accordance with GAAP.

NON-GAAP FINANCIAL MEASURES
This prospectus supplement includes certain financial performance measures that are not in conformity with GAAP, including Sonoco Adjusted EBITDA, Sonoco Adjusted EBITDA Margin, pro forma Adjusted EBITDA and pro forma Adjusted EBITDA Margin. Sonoco Adjusted EBITDA is derived from our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 and our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus. Pro forma Adjusted EBITDA is derived from the unaudited pro forma condensed combined financial information and notes thereto included in our Current Report on Form 8-K filed on September 13, 2024, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.
Sonoco Adjusted EBITDA is defined as net income attributable to Sonoco, excluding the following: interest expense; interest income; provision for income taxes; depreciation, depletion and amortization expense; non-operating pension costs; net income/loss attributable to noncontrolling interests; restructuring/asset impairment charges; changes in last-in, first-out (“LIFO”) inventory reserves; gains/losses from the divestiture of businesses and other assets; acquisition, integration and divestiture-related costs; other income; derivative gains/losses; and other non-GAAP adjustments, if any, that may arise from time to time. Sonoco Adjusted EBITDA Margin is defined as Sonoco Adjusted EBITDA divided by Sonoco net sales. Pro forma Adjusted EBITDA is defined as pro forma net income attributable to Sonoco, excluding the same items as Sonoco Adjusted EBITDA, in each case calculated on a pro forma basis assuming that Eviosys had been owned by Sonoco for the period presented. Pro forma Adjusted EBITDA Margin is defined as pro forma Adjusted EBITDA divided by pro forma net sales.
Our non-GAAP financial measures are not calculated in accordance with, nor are they an alternative for, measures conforming to generally accepted accounting principles, and they may be different from similarly titled non-GAAP financial measures used by other companies. In addition, our non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. We present non-GAAP financial measures to provide investors with information to evaluate our operating results in a manner similar to how management evaluates business performance. In addition, these same non-GAAP financial measures are used in determining incentive compensation for the entire management team and in providing earnings guidance to the investing community. We consistently apply our non-GAAP financial measures and use them for internal planning and forecasting purposes, to evaluate our ongoing operations, and to evaluate the ultimate performance of management and each business unit against plans/forecasts. Our pro forma non-GAAP financial measures are provided for illustrative purposes only and do not purport to represent the actual financial position and results of operations that would have been achieved had the Eviosys Acquisition and related financing transactions occurred on the dates indicated, and do not reflect adjustments for any anticipated integration costs, synergies, operating efficiencies, tax savings or cost savings.
Material limitations associated with the use of such measures include that they do not reflect all period costs included in operating expenses and may not be comparable with similarly named financial measures of other companies. Furthermore, the calculations of these non-GAAP financial measures are based on subjective determinations of management regarding the nature and classification of events and circumstances a prospective investor may find material and view differently. To compensate for any limitations in such non-GAAP financial measures, we believe that it is useful in evaluating our results to review both GAAP information, which includes all of the items impacting financial results, and the related non-GAAP financial measures that exclude certain elements, as described above. Further, we do not, nor do we suggest that prospective investors should, consider any non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever reviewing a non-GAAP financial measure, investors are encouraged to review the related reconciliation to understand how it differs from the most directly comparable GAAP measure.
The following table reconciles Sonoco Adjusted EBITDA, Sonoco Adjusted EBITDA Margin, pro forma Adjusted EBITDA and pro forma Adjusted EBITDA Margin for the year ended December 31, 2023 and the six months ended June 30, 2024 to net income attributable to Sonoco, Sonoco net income margin, pro forma net income attributable to Sonoco and pro forma net income margin, respectively, for each of the periods presented. See “— Summary Historical Consolidated Financial Information of Sonoco” for additional information regarding the Sonoco historical financial information included and incorporated by reference in this prospectus supplement and the accompanying prospectus. See “— Summary Unaudited Pro Forma Condensed Combined Financial Information” for additional information regarding the summary unaudited pro forma condensed combined financial information including in this prospectus supplement and the more detailed unaudited pro forma condensed combined financial information of Sonoco and Eviosys and the notes thereto included in our Current Report on Form 8-K filed on September 13, 2024, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.
	Year Ended December 31, 2023		Six Months Ended June 30, 2024
	Sonoco	Pro Forma	Sonoco	Pro Forma
	(in thousands, except percentages)
Net income attributable to Sonoco	$474,959	$367,842	$155,988	$88,459
Adjustments
Interest expense	136,686	395,971	60,860	151,895
Interest income	(10,383)	(12,224)	(7,113)	(8,708)
Provision for income taxes	149,278	112,087	44,667	30,073
Depreciation, depletion and amortization expense(1)	340,988	536,350	180,045	277,192
Non-operating pension costs	14,312	16,080	7,465	8,289
Net income attributable to noncontrolling interests	942	784	236	687
Restructuring/asset impairment charges(2)	56,933	68,836	50,868	57,377
Changes in LIFO inventory reserves	(11,817)	(11,817)	(987)	(987)
Gains from divestiture of business and other assets	(78,929)	(78,929)	(4,478)	(4,478)
Acquisition, integration and divestiture-related costs(3)	26,254	87,070	27,930	76,205
Other income, net	(39,657)	(39,657)	(5,867)	(5,867)
Net gains from derivatives	(1,912)	(1,912)	(3,771)	(3,771)
Other adjustments(4)	10,142	14,675	1,124	1,502
Adjusted EBITDA	$1,067,796	$1,455,156	$506,967	$667,868
Net Sales	$6,781,292	$9,372,001	$3,261,022	$4,393,026
Net Income Margin	7.0%	3.9%	4.8%	2.0%
Adjusted EBITDA Margin	15.7%	15.5%	15.5%	15.2%

(1)
Pro forma depreciation, depletion and amortization expense includes estimated depreciation and amortization for Eviosys of $69,271 and $126,091, respectively, for the year ended December 31, 2023, and $34,446 and $62,701, respectively, for the six months ended June 30, 2024.

(2)
Restructuring and restructuring-related asset impairment charges are a recurring item as our restructuring programs usually require several years to fully implement, and we are continually seeking to take actions that could enhance our efficiency. Although recurring, these charges are subject to significant fluctuations from period to period due to the varying levels of restructuring activity, the inherent imprecision in the estimates used to recognize the impairment of assets and the wide variety of costs and taxes associated with severance and termination benefits in the countries in which the restructuring actions occur.

(3)
Pro forma acquisition, integration and divestiture-related costs for the year ended December 31, 2023 include Sonoco historical costs and give further pro forma effect to (i) a $17,302 increase in cost of sales to reflect the estimated step up of finished goods and work in process inventory to fair value, (ii) a $38,514 increase in legal and professional expenses to reflect estimated Eviosys Acquisition-related transaction costs and (iii) a $5,000 increase in selling, general and administrative expenses to reflect estimated retention bonuses for certain Eviosys employees. Pro forma acquisition, integration and divestiture-related costs for the six months ended June 30, 2024 include Sonoco historical costs and give further pro forma effect to (i) $6,488 of legal and professional expenses incurred by Eviosys for costs related to the Eviosys Acquisition and (ii) $41,787 of selling, general and administrative expenses recognized by Eviosys to reflect estimated change in control bonuses for certain Eviosys employees.
(4)
Pro forma other adjustments for the year ended December 31, 2023 include Sonoco historical costs and give further pro forma effect to $4,533 of costs associated with accounting for Eviosys’s operations in Turkey as highly inflationary under GAAP. Pro forma other adjustments for the six months ended June 30, 2024 include Sonoco historical costs and give further pro forma effect to $378 of costs associated with accounting for Eviosys’s operations in Turkey as highly inflationary under GAAP.

RISK FACTORS
Investing in the notes involves a high degree of risk. In addition to the other information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, you should consider carefully the following factors relating to us and the notes before making an investment in the notes offered hereby. If any of the following events actually occurs, our business, results of operations, financial condition, cash flows or prospects could be materially adversely affected, which in turn could adversely affect the trading price of the notes. You may lose all or part of your original investment.
Risks Relating to Our Business
Certain risks relating to us and our business are described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference into this prospectus supplement and the accompanying prospectus. You should carefully review and consider this information.
Risks Relating to the Notes
Financing the Eviosys Acquisition will result in an increase in our indebtedness, which could adversely affect us, including by decreasing our business flexibility and increasing our interest expense.
We expect that the total cash consideration payable by us in connection with the Eviosys Acquisition will be approximately $3.9 billion (based on the foreign exchange rate as of June 30, 2024). We intend to use an amount equal to the net proceeds from this offering, together with borrowings under our Acquisition Term Loan Facilities and, if needed, cash on hand or additional borrowings under our Revolving Credit Facility, to fund the cash consideration payable by us in connection with the Eviosys Acquisition and to pay related fees and expenses. As of June 30, 2024, we had $3,027 million of outstanding indebtedness on a consolidated basis. After giving effect to (1) the issuance and sale of the notes offered hereby and (2) anticipated borrowings under our Acquisition Term Loan Facilities in connection with the Eviosys Acquisition as described under “Capitalization,” we would have had approximately $7.0 billion of outstanding indebtedness on a consolidated basis as of June 30, 2024. Such increases in our indebtedness may, among other things, reduce our flexibility to respond to changing business and economic conditions or to fund capital expenditures or working capital needs. In addition, the amount of cash required to pay interest on our indebtedness following completion of this offering, and thus the demands on our cash resources, will materially increase as a result of this offering.
The notes are effectively subordinated to any secured debt.
The notes will rank senior in right of payment to future indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to our existing and future indebtedness that is not so subordinated; and junior in right of payment to any future secured indebtedness to the extent of the value of the assets securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure debt ranking senior or equal in right of payment to the notes will be available to pay obligations on the notes only after any secured debt has been repaid in full from these assets. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. The indenture governing the notes does not prohibit us from incurring additional indebtedness, nor does it prohibit any of our subsidiaries from incurring additional liabilities. The terms of the indenture limit our ability to secure additional debt without also securing the notes, to enter into sale and leaseback transactions and to transfer certain of our assets to unrestricted subsidiaries. However, these limitations are subject to numerous exceptions. See “Description of Debt Securities — Certain Covenants of the Company” in the accompanying prospectus.
As of June 30, 2024, we had $3,027 million of outstanding indebtedness on a consolidated basis, none of which was secured debt.

The notes are our obligations only, and a portion of our operations are conducted through, and a portion of our consolidated assets are held by, our subsidiaries. In addition, the notes will be structurally subordinated to liabilities of our subsidiaries.
The notes are our obligations exclusively and are not guaranteed by any of our subsidiaries. A portion of our consolidated assets are held by our subsidiaries. Accordingly, our ability to service our debt, including the notes, depends partially on the results of operations of our subsidiaries and upon the ability of such subsidiaries to provide us with cash, whether in the form of dividends, loans or otherwise, to pay amounts due on our obligations, including the notes. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions to us from such subsidiaries may be subject to contractual and other restrictions and are subject to other business considerations.
In addition, the notes will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries. Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and therefore the right of the holders of our debt (including the notes) to participate in those assets, would be structurally subordinated to the claims of the creditors of those subsidiaries, including trade creditors. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be effectively subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries that is senior to indebtedness held by us.
As of June 30, 2024, our subsidiaries had outstanding indebtedness for borrowed money, excluding guarantees and intercompany obligations, of $175 million.
Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.
Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations, including the notes.
The notes do not restrict our ability to incur additional debt or prohibit us from taking other action that could negatively impact holders of the notes.
We are not restricted under the terms of the indenture or the notes from incurring additional indebtedness. The terms of the indenture limit our ability to secure additional debt without also securing the notes, to enter into sale and leaseback transactions and to transfer certain of our assets to unrestricted subsidiaries. However, these limitations are subject to numerous exceptions. See “Description of Debt Securities — Certain Covenants of the Company” in the accompanying prospectus. In addition, the notes do not require us to achieve or maintain any minimum financial results relating to our other financial data or results of operations. Our ability to recapitalize, incur additional debt, secure existing or future debt or take a number of other actions that are not limited by the terms of the indenture and the notes, including repurchasing subordinated indebtedness or common stock or to transfer assets to our subsidiaries or to our parent if we were to form a holding company, could have the effect of diminishing our ability to make payments on the notes when due, causing a loss in the trading value of your notes, if any, and increasing the risk that the credit rating of the notes would be lowered or withdrawn.
We may not have sufficient cash to repurchase the notes upon the occurrence of a “Change of Control Repurchase Event.”
As described under “Description of the Notes — Change of Control Repurchase Event,” we will be required to offer to repurchase all of the notes upon the occurrence of a Change of Control Repurchase

Event. We may not, however, have sufficient cash at that time, or have the ability to arrange necessary financing on acceptable terms, to repurchase the notes under such circumstances. If we are unable to repurchase the notes upon the occurrence of a Change of Control Repurchase Event, it would result in an event of default under the indenture. A default under the indenture could also lead to a default under the agreements governing our existing or future indebtedness, including our Revolving Credit Facility. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we might not have sufficient funds to repay the indebtedness and repurchase the notes.
We cannot assure you that an active trading market will develop for the notes.
The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been informed by the underwriters that they intend to make a market in the notes after the offering is completed. However, the underwriters may cease their market-making at any time without notice. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop for the notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case you may not be able to sell your notes at a particular time or you may not be able to sell your notes at a favorable price.
In addition, the market price of the notes may also be impacted by any failure by us to use the aggregated net proceeds from the sale of the notes on the Eviosys Acquisition or to complete the Potential Divestitures on the anticipated terms, or at all.
Ratings of the notes may not reflect all risks of an investment in the notes.
The major debt rating agencies routinely evaluate our debt. These ratings are not recommendations to purchase, hold or sell the notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. The ratings are based on current information furnished to the ratings agencies by us and information obtained by the ratings agencies from other sources. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value and liquidity of the notes and increase our corporate borrowing costs. In addition, any failure to complete the Potential Divestitures on the timing and terms we anticipate, or at all, could negatively affect the ratings or ratings outlook on the notes, which could materially impact their market price. See the risk factor below entitled “We may not be able to complete the Potential Divestitures of certain assets on favorable terms or at all, and even if completed, these strategic initiatives may have an adverse effect on our business and the market value of our securities, including the notes.”
An increase in market interest rates could result in a decrease in the value of the notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.
Even if you are able to resell your notes, many other factors may affect the price you receive, which may be lower than you believe to be appropriate.
Even if you are able to resell your notes, the price you receive will depend on many other factors that may vary over time, including:
•
our financial performance, actual and projected;

•
the amount of indebtedness we have outstanding;

•
the market for similar securities;

•
market interest rates;

•
the liquidity of the market in which the notes trade;

•
the redemption and repayment features of the notes to be sold; and

•
the time remaining to maturity of your notes.

As a result of these factors, you may only be able to sell your notes at a price below that you believe to be appropriate, including a price below the price you paid for them.
Redemption at our option or upon a Special Mandatory Redemption Event may adversely affect your return on the notes.
We have the right to redeem the notes of each series on the terms set forth in this prospectus supplement. We may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the amount received upon a redemption in a comparable security at an effective interest rate as high as that of the notes being redeemed.
Our ability to complete the Eviosys Acquisition is subject to various conditions, certain of which are beyond our control. The Purchase Agreement contains termination provisions permitting termination of the agreement in certain circumstances. If we do not consummate the acquisition on or prior to December 31, 2025 or if, on or prior to such date, the Purchase Agreement is terminated, then we will be required to redeem all outstanding 2029 notes and 2034 notes on the special mandatory redemption date at a redemption price equal to 101% of the aggregate principal amount of such notes plus accrued and unpaid interest, if any, to, but excluding, the special mandatory redemption date. See “Description of the Notes —  Special Mandatory Redemption” in this prospectus supplement. If we redeem the 2029 notes and the 2034 notes pursuant to the special mandatory redemption, you may not obtain the return that you expected on your investment in such notes. Whether or not the special mandatory redemption is ultimately triggered, it may adversely affect trading prices for the 2029 notes and the 2034 notes prior to the special mandatory redemption date. You will have no rights under the special mandatory redemption provisions as long as the Eviosys Acquisition closes. The 2026 notes are not subject to the special mandatory redemption provisions.
Between the time of the issuance of the notes and the consummation of the Eviosys Acquisition, the parties to the Purchase Agreement or other related transaction documents may agree to modify or waive the terms or conditions of such documents without noteholder consent.
Prior to the consummation of the Eviosys Acquisition, the parties to the Purchase Agreement or related transaction documents may agree to amendments or waivers of the terms thereof. If the Eviosys Acquisition is not consummated on or before December 31, 2025, or if the Purchase Agreement is terminated on or prior to such date other than as a result of consummating the Eviosys Acquisition, we will be required to redeem all outstanding 2029 notes and 2034 notes. However, the requirements for a special mandatory redemption will not preclude the transaction parties from making changes to the terms of the Eviosys Acquisition or from waiving certain conditions to the Eviosys Acquisition.
You will have no rights under the special mandatory redemption provision in the event a Special Mandatory Redemption Event does not occur, nor will you have any right to require us to repurchase your notes if, between the closing of the offering of the notes and the closing of the Eviosys Acquisition, we experience any change in our business or financial condition (other than a Change of Control Repurchase Event (as defined below)).
We are not obligated to place the net proceeds from the sale of the notes in escrow prior to the closing of the Eviosys Acquisition and, as a result, we may not be able to repurchase the 2029 notes and the 2034 notes upon a special mandatory redemption.
The net proceeds from the sale of the notes will not be deposited into an escrow account pending any special mandatory redemption of the 2029 notes and the 2034 notes, and the indenture governing the notes imposes no restrictions on our use of proceeds from this offering. Accordingly, the source of funds for any redemption of notes upon a special mandatory redemption would be the proceeds that we have voluntarily retained or other sources of liquidity, including available cash, borrowings, sales of assets or sales of equity securities. It is possible that we will not have sufficient financial resources available to satisfy our obligations, if any, to redeem the notes if we are required to do so pursuant to the special mandatory redemption. Furthermore, our failure to redeem or repurchase the notes as required under the indenture would result in a default under the indenture, which could result in defaults under certain of our other debt agreements and have material adverse consequences for us and the holders of the notes.
Risks Relating to the Eviosys Acquisition and the Potential Divestitures
Completion of the Eviosys Acquisition is subject to conditions, and if these conditions are not satisfied or waived, the Eviosys Acquisition will not be completed within the expected timeframe, or at all.
Each of our, the Seller’s and Eviosys’s obligation to complete the Eviosys Acquisition is subject to the satisfaction or waiver of a number of conditions set forth in the Purchase Agreement. These include, among others, the accuracy of the parties’ respective representations and warranties in the Purchase Agreement, subject to specified materiality qualifications; compliance by the parties with their respective covenants in the Purchase Agreement in all material respects; the absence of any law or order in certain jurisdictions enjoining or prohibiting the consummation of the Eviosys Acquisition; the receipt of regulatory approvals and antitrust clearance in certain jurisdictions; and the absence of a material adverse effect with respect to Eviosys or us. Although we are actively engaged in the antitrust review process in such jurisdictions, we may be unable to obtain such approvals or clearance on the timing we anticipate, or at all, and the failure to obtain such approvals or clearance or to satisfy or waive all of the other conditions to the closing of the Eviosys Acquisition as expected could delay the completion of the Eviosys Acquisition or prevent the Eviosys Acquisition from occurring. Any delay in completing the Eviosys Acquisition could cause us not to realize some or all of the benefits that we expect to achieve if the Eviosys Acquisition is successfully completed within the expected time frame. There can be no assurance that the conditions to the closing of the Eviosys Acquisition will be satisfied or waived or that the Eviosys Acquisition will be completed, or as to whether the Eviosys Acquisition will be completed on terms other than those set forth in the Purchase Agreement as in effect as of the date of this prospectus supplement.
Failure to complete the Eviosys Acquisition could negatively impact the price of shares of our common stock and the notes, as well as our future business and financial results.
If the Eviosys Acquisition is not completed for any reason, our business and financial results may be adversely affected, including as follows:
•
we may experience negative reactions from the financial markets, including negative impacts on the market price of our common stock and the notes;

•
the manner in which industry contacts, business partners and other third parties perceive us may be negatively impacted, which in turn could affect our marketing operations or our ability to compete for new business in the marketplace more broadly;

•
we may experience negative reactions from employees; and

•
we will have expended time and resources, including attention of management, that could otherwise have been spent on our existing business and the pursuit of other opportunities, including strategic alternatives, that could have been beneficial to us, and our ongoing business and financial results may be adversely affected.

We may fail to realize all of the anticipated benefits of the Eviosys Acquisition, and the Eviosys Acquisition or those benefits may take longer to realize than expected.
We believe that there are significant benefits and synergies that may be realized through combining our existing business and the business of Eviosys. However, the efforts to realize these benefits and synergies will be a complex process and may disrupt both companies’ existing operations if not implemented in a timely and efficient manner. The full benefits of the Eviosys Acquisition, including the anticipated synergies and growth opportunities, may not be achieved within the time frame we anticipate or at all. Failure to achieve the anticipated benefits of the Eviosys Acquisition could adversely affect our results of operations or cash flows, cause dilution to our earnings per share, decrease or delay any accretive effect of the acquisition and negatively impact the price of our common stock and the trading price of the notes.
In addition, we will be required after closing the Eviosys Acquisition to devote significant attention and resources to successfully align our and Eviosys’s business practices and operations. This process and other integration challenges, including without limitation the factors discussed in the risk factor entitled “We may fail to realize expected benefits from our acquisitions, which could have an adverse effect on our financial condition and results of operations” in our Annual Report on Form 10-K for the year ended December 31, 2023, may disrupt our business and limit the anticipated benefits of the Eviosys Acquisition.
The Eviosys Acquisition will subject us to liabilities that may exist at Eviosys or may arise in connection with the consummation of the Eviosys Acquisition.
If the Eviosys Acquisition is consummated, the liabilities of Eviosys, including contingent liabilities, will be consolidated with our liabilities for purposes of financial reporting. As a result, the Eviosys Acquisition will subject us to liabilities that may exist at Eviosys or may arise in connection with the consummation of the Eviosys Acquisition. There can be no guarantee that we are aware of any and all liabilities of Eviosys. These liabilities, and any additional risks and uncertainties related to the Eviosys Acquisition not currently known to us or that we may currently deem immaterial or unlikely to occur, could negatively impact our future business, financial condition and results of operations.
We will incur direct and indirect costs as a result of the Eviosys Acquisition.
We have incurred and expect to continue to incur a number of non-recurring costs associated with negotiating and completing the Eviosys Acquisition, combining the operations of the two companies and achieving desired synergies. These fees and costs have been, and will continue to be, substantial. We expect that the majority of non-recurring expenses will consist of transaction costs related to the Eviosys Acquisition and include, among others, employee retention costs, fees paid to financial, legal, integration and accounting advisors, severance and benefit costs.
We will also incur transaction fees and costs related to formulating and implementing integration plans, including facilities and systems consolidation costs and employment-related costs. We will continue to assess the magnitude of these costs, and additional unanticipated costs may be incurred in the Eviosys Acquisition and the integration of Eviosys’s business into our business. Although we expect that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of Eviosys, should allow us to offset integration-related costs over time, this net benefit may not be achieved in the near term, or at all. The costs described above, as well as other unanticipated costs and expenses, could have a material adverse effect on our financial condition and results of operations following the completion of the Eviosys Acquisition. Many of these costs will be borne by us even if the Eviosys Acquisition is not completed. Factors beyond our control could affect the total amount or timing of these expenses, many of which, by their nature, are difficult to estimate accurately.
The combined company’s actual financial position or results of operations after the Eviosys Acquisition may differ materially from the unaudited pro forma condensed combined financial information reflecting the impact of the Eviosys Acquisition incorporated by reference in this prospectus supplement.
The unaudited pro forma condensed combined financial information incorporated by reference in this prospectus supplement and the accompanying prospectus, and the summary unaudited pro forma condensed combined financial information and unaudited supplemental pro forma non-GAAP financial information included in this prospectus supplement, has been derived from our and Eviosys’s historical financial statements, does not reflect future events that may occur after the Eviosys Acquisition and is not necessarily indicative of what the combined company’s actual financial position or results of operations would have been had the Eviosys Acquisition been completed on the dates indicated, nor is it indicative of the future operating results or financial position of the combined company. The unaudited pro forma condensed combined financial information and the unaudited supplemental pro forma non-GAAP financial information reflect adjustments, which are based upon management’s estimates and assumptions, to allocate the purchase price to tangible and identifiable intangible assets acquired and liabilities assumed, based on their estimated acquisition-date fair values. These estimates and assumptions may not prove to be accurate, and other factors may affect the combined company’s financial condition or results of operations following the closing of the Eviosys Acquisition. The purchase price allocation reflected in this pro forma financial information is preliminary, and a final determination of the fair value of assets acquired and liabilities assumed will be based on the actual net tangible and intangible assets and liabilities of Eviosys that exist as of the date on which the Eviosys Acquisition is consummated. Accordingly, the final purchase accounting adjustments may differ materially from the pro forma information, and such differences could have an adverse impact on the pro forma financial information (including unaudited supplemental pro forma non-GAAP financial information) and the combined company’s financial position and future results of operations. Furthermore, the unaudited pro forma condensed combined financial information and unaudited supplemental pro forma non-GAAP financial information do not reflect the effect of any potential divestitures that may occur prior to or subsequent to completion of the Eviosys Acquisition (including the Potential Divestitures), any potential realization of cost savings following completion of the Eviosys Acquisition or any changes in applicable law (including applicable tax law). Therefore, when deciding whether to invest in the notes, you should consider the fact that there is limited financial information related to Eviosys and its anticipated impact on our financial results contained or incorporated by reference in this prospectus supplement. Such limited information may not be adequate to assess the impact of the Eviosys Acquisition on our future financial performance or condition.
We may not be able to complete the Potential Divestitures on favorable terms or at all, and even if completed, the Potential Divestitures may have an adverse effect on our business and the market value of our securities, including the notes.
We may not be able to complete the Potential Divestitures on favorable terms, in a timely manner or at all. The completion of any divestitures will be subject to customary closing conditions, including, if applicable, the receipt of required government and regulatory approvals in a timely manner. Any difficulties with respect to the completion of the Potential Divestitures could negatively impact our business, financial condition, results of operations and cash flows, and the market value of our securities, including the notes.
Our ThermoSafe and TFP businesses together represented approximately $1.6 billion of our revenue for the year ended December 31, 2023. The cash proceeds we receive from the sale of these assets, if completed, may not be as much as we expect, and we may not be able to replace the revenue or net income of these assets in the short term, or at all. We may also have continued financial exposure to the divested businesses following the completion of any Potential Divestiture, including increased costs due to potential litigation, contingent liabilities and indemnification of the buyers related to, among other things, lawsuits, regulatory matters or tax liabilities.
In addition, if we do not complete the Potential Divestitures, we may remain liable for significant transaction costs, and the focus of our management would have been diverted from seeking other potential strategic opportunities, in each case without realizing any benefits of the Potential Divestitures. Certain costs associated with the Potential Divestitures have already been incurred or may be payable even if the Potential Divestitures are not completed. Finally, disruptions to our business resulting from the pendency of the Potential Divestitures, including adverse changes in our relationships with our customers, partners, suppliers and employees, could continue or accelerate in the event that we fail to complete the Potential Divestitures.
The price of our common stock and the notes may also fluctuate significantly based on announcements by third parties or by us regarding the Potential Divestitures or based on market perceptions of the likelihood of us satisfying the closing conditions related to the Potential Divestitures. Such announcements may lead to perceptions in the market that the Potential Divestitures may not be completed, which could cause our stock price or the market price of the notes to fluctuate or decline. If we do not complete the Potential Divestitures, the price of our common stock or the notes may decline significantly from their current market prices.
Finally, the failure to complete the Potential Divestitures on the timing we anticipate or at all, or to achieve the cash proceeds we anticipate from such Potential Divestitures, could limit our ability to reduce our indebtedness with such proceeds. Such a failure could negatively affect the ratings or ratings outlook on the notes, which could materially impact their market price, and would also heighten the risks discussed in the risk factor above entitled “Financing the Eviosys Acquisition will result in an increase in our indebtedness, which could adversely affect us, including by decreasing our business flexibility and increasing our interest expense.” We may then be required to reduce our indebtedness by raising dilutive equity or equity-linked securities or selling other assets, which could adversely impact our financial condition and results of operations or the market price of our securities.
Any of these events related to the Potential Divestitures could materially adversely affect our business, results of operations and financial condition and could cause a decline in the price of our common stock or the notes.

USE OF PROCEEDS
We expect to receive approximately $1,780 million in net proceeds from the sale of the notes, after deducting the underwriting discounts and other estimated offering expenses payable by us.
We expect that the total cash consideration payable by us in connection with the Eviosys Acquisition will be approximately $3.9 billion (based on the foreign exchange rate as of June 30, 2024). We intend to use an amount equal to the net proceeds from this offering, together with borrowings under our Acquisition Term Loan Facilities and, if needed, cash on hand or additional borrowings under our Revolving Credit Facility, to fund the cash consideration payable by us in connection with the Eviosys Acquisition and to pay related fees and expenses. We do not intend to incur any indebtedness under the Bridge Loan Facility or use any proceeds from the Potential Divestitures to fund such cash consideration. This offering is not contingent upon the consummation of the Eviosys Acquisition. However, if a Special Mandatory Redemption Event occurs, we will be required to redeem the 2029 notes and the 2034 notes at the applicable special mandatory redemption price, and the net proceeds from the sale of the 2026 notes will be used for general corporate purposes, which may include refinancing of indebtedness. See “Summary — Recent Developments” and “Description of the Notes — Special Mandatory Redemption.”
Pending the use of proceeds as described above, we intend to invest the net proceeds from this offering in a variety of capital preservation instruments, including short-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government, as well as to repay amounts outstanding under our commercial paper program.

CAPITALIZATION
The following table sets forth, as of June 30, 2024, our consolidated cash and cash equivalents and total capitalization:
(i)
on an actual basis; and

(ii)
on an as adjusted basis to give effect to (1) the issuance and sale of the notes offered hereby, (2) anticipated borrowings under our Acquisition Term Loan Facilities to finance the cash consideration payable by us in connection with the Eviosys Acquisition of approximately $3.9 billion (based on the exchange rate as of June 30, 2024) and related fees and expenses and (3) the intended use of the net proceeds therefrom.

The as adjusted capitalization set forth in the table below does not give effect to (x) the Eviosys Acquisition (other than as set forth above) or (y) any proceeds from the Potential Divestitures. You should read this table in conjunction with (1) “Use of Proceeds” and (2) our consolidated financial statements and related notes, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. The amounts set forth below are for illustrative purposes only, and actual amounts may differ materially, including as a result of exchange rate fluctuations.
	As of June 30, 2024
	Actual	As Adjusted
	(in thousands)
Cash and cash equivalents(1)	$140,233	$199,005
Debt:
Commercial paper	$28,000	$28,000
1.800% Notes due 2025	399,538	399,538
2.250% Notes due 2027	298,676	298,676
3.125% Notes due 2030	596,757	596,757
2.850% Notes due 2032	496,044	496,044
5.750% Notes due 2040	536,263	536,263
4.450% Notes due 2026 offered hereby	—	496,310
4.600% Notes due 2029 offered hereby	—	594,150
5.000% Notes due 2034 offered hereby	—	689,465
Syndicated term loan due August 2028	497,347	497,347
First Acquisition Term Loan Facility	—	697,172
Second Acquisition Term Loan Facility	—	1,493,389
Revolving Credit Facility	—	—
Other foreign denominated debt	72,890	72,890
Finance lease obligations	84,932	84,932
Other debt	16,961	16,961
Total debt(2)	3,027,408	6,997,894
Total equity	2,441,867	2,441,867
Total capitalization(3)	$5,469,275	$9,439,761

(1)
As adjusted cash and cash equivalents reflects the payment of an estimated $38.5 million of additional acquisition-related transaction costs expected to be incurred by us subsequent to June 30, 2024.

(2)
Debt amounts are presented net of unamortized discount or premium and issuance costs. As adjusted amounts reflect (i) estimated offering expenses of approximately $1.6 million, $1.9 million and $2.2 million that have been allocated to the 2026 notes, the 2029 notes and the 2034 notes, respectively and (ii) expenses of approximately $2.8 million and $6.6 million that we incurred in connection with the First Acquisition Term Loan Facility and the Second Acquisition Term Loan Facility, respectively.

(3)
Defined as total debt plus total equity.

DESCRIPTION OF THE NOTES
General
Set forth below is a description of the specific terms of our 4.450% notes due 2026 (the “2026 notes”), 4.600% notes due 2029 (the “2029 notes”) and 5.000% notes due 2034 (the “2034 notes” and, together with the 2026 notes and the 2029 notes, the “notes”). This description supplements, and should be read together with, the description of the general terms and provisions of the notes, some of which may not apply to this offering, set forth in the accompanying prospectus under the caption “Description of Debt Securities.” The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the accompanying prospectus and the note indenture, which we refer to as the base indenture, dated as of June 15, 1991, as supplemented, between us and Regions Bank, as successor to The Bank of New York Mellon Trust Company, N.A. and Wachovia Bank of North Carolina, National Association, as trustee. The base indenture has been qualified as an indenture under the Trust indenture Act of 1939, as amended (the “Trust Indenture Act”). The notes are to be issued under the base indenture and a supplemental indenture to be dated as of the date the notes are issued (together with the base indenture, the “indenture”). The terms of the indenture are those provided therein and those made a part of the indenture by the Trust Indenture Act. Each series of notes will constitute a separate series of “debt securities” (as that term is used in the accompanying prospectus) under the indenture as described in the accompanying prospectus. In addition to the notes, we may issue, from time to time, other series of debt securities under the indenture. Such other series will be separate from and independent of the notes.
Principal Amount and Maturity
We will issue a total of $500,000,000 aggregate principal amount of the 2026 notes that will mature on September 1, 2026, a total of $600,000,000 aggregate principal amount of the 2029 notes that will mature on September 1, 2029, and a total of $700,000,000 aggregate principal amount of the 2034 notes that will mature on September 1, 2034, in each case unless earlier redeemed or repurchased.
If the maturity date of a note falls on a day that is not a business day, the related payment of principal and interest thereon will be made on the next business day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next business day. The notes of each series are issuable only in registered form without coupons in denominations of $2,000 and any integral multiples of $1,000 in excess thereof.
We may from time to time, without giving notice to or seeking the consent of the holders of the notes of a series, “reopen” such series of notes and issue additional debt securities that have the same ranking, interest rate, maturity date and other terms as the notes of such series (except for the issue date, the public offering price and, if applicable, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes); provided that if such additional notes are not fungible with the applicable series of notes offered hereby for U.S. federal income tax purposes, such additional notes will have one or more separate CUSIP numbers. Such additional notes may be consolidated and form a single series with, and will have the same terms as to ranking, redemption, waivers, amendments or otherwise, as the applicable series of notes offered hereby, and will vote together as one class on all matters with respect to the notes of such series.
Interest
The 2026 notes will bear interest at an annual rate of 4.450% per year. Interest will accrue from September 19, 2024. Interest is payable semi-annually in arrears on March 1 and September 1 of each year to the holders of record at the close of business on February 15 and August 15 (whether or not that date is a business day), as the case may be, immediately preceding such interest payment date. The first interest payment date on the 2026 notes will be March 1, 2025.
The 2029 notes will bear interest at an annual rate of 4.600% per year. Interest will accrue from September 19, 2024. Interest is payable semi-annually in arrears on March 1 and September 1 of each year to the holders of record at the close of business on February 15 and August 15 (whether or not that date is a business day), as the case may be, immediately preceding such interest payment date. The first interest payment date on the 2029 notes will be March 1, 2025.
The 2034 notes will bear interest at an annual rate of 5.000% per year. Interest will accrue from September 19, 2024. Interest is payable semi-annually in arrears on March 1 and September 1 of each year to the holders of record at the close of business on February 15 and August 15 (whether or not that date is a business day), as the case may be, immediately preceding such interest payment date. The first interest payment date on the 2034 notes will be March 1, 2025.
Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date for a series of notes is not a business day, the related payment of interest on such notes will be made on the next succeeding business day and no additional interest will accrue.
Sinking Fund
There is no provision for a sinking fund for the notes.
Ranking
The notes of each series will constitute our unsecured and unsubordinated obligations and will rank:
•
equally with our existing and future unsecured and unsubordinated indebtedness;

•
senior to any of our future subordinated indebtedness;

•
effectively subordinate to our secured indebtedness to the extent of the collateral securing that indebtedness;

•
structurally subordinate to our indebtedness that has been guaranteed by subsidiaries with respect to the assets and earnings of those subsidiaries; and

•
structurally subordinate to all existing and future indebtedness and other liabilities, including trade payables, of our subsidiaries.

As of June 30, 2024, we had $3,027 million of outstanding indebtedness on a consolidated basis, none of which was secured, and our subsidiaries had outstanding indebtedness for borrowed money, excluding guarantees and intercompany obligations, of $175 million. After giving effect to (1) the issuance and sale of the notes offered hereby and (2) anticipated borrowings under our Acquisition Term Loan Facilities in connection with the Eviosys Acquisition as described under “Capitalization,” we would have had approximately $7.0 billion of outstanding indebtedness on a consolidated basis as of June 30, 2024. The indenture contains no restrictions on the amount of additional indebtedness that we may incur.
Special Mandatory Redemption
If (a) we do not consummate the Eviosys Acquisition on or prior to December 31, 2025 or (b) if, on or prior to such date, the Purchase Agreement is terminated other than as a result of consummating the acquisition (either such event being a “Special Mandatory Redemption Event”), then we will be required to redeem (a “Special Mandatory Redemption”) all of the 2029 notes and the 2034 notes at a redemption price (the “Special Mandatory Redemption Price”) equal to 101% of the aggregate principal amount of such notes, plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date (as defined below). Notice of the occurrence of a Special Mandatory Redemption Event will be delivered by us (a “Special Mandatory Redemption Notice”) to the trustee within three business days following the occurrence of a Special Mandatory Redemption Event and at least five business days prior to the anticipated Special Mandatory Redemption Date. Concurrently with the delivery of the Special Mandatory Redemption Notice, we will provide the trustee with a notice to the holders of the notes that a Special Mandatory Redemption is to occur and request the trustee to, at our expense, deliver (in accordance with the procedures of The Depository Trust Company (“DTC”)) such notice; provided, however, that the Special Mandatory Redemption Notice and notice to holders will be provided to the trustee no less than three business days prior to the date that such notice is to be delivered to holders, or such shorter time as the trustee may agree. Within three business days (or such other minimum period as may be required by DTC) after the trustee’s delivery of such notice to holders of a Special Mandatory Redemption Event, we will complete the Special Mandatory Redemption (the date of such redemption, the “Special Mandatory Redemption Date”).
On the business day prior to the Special Mandatory Redemption Date, we will deposit with the trustee any amounts necessary to fund the redemption of the 2029 notes and the 2034 notes at the applicable Special Mandatory Redemption Price. The trustee shall use such amounts on deposit to pay the applicable Special Mandatory Redemption Price on the Special Mandatory Redemption Date, in accordance with the applicable procedures of DTC.
Upon the consummation of the Eviosys Acquisition, the foregoing provisions regarding Special Mandatory Redemption will cease to apply.
The 2026 notes will not be subject to this Special Mandatory Redemption, and such notes will remain outstanding even if the Eviosys Acquisition is not consummated. This offering is not conditioned on the consummation of the Eviosys Acquisition. Our failure to complete any special mandatory redemption on the terms described above will constitute an event of default in respect of the relevant series of notes as described in the first bullet point under “Description of Debt Securities — Events of Default” in the accompanying prospectus.
The provisions described in this “Special Mandatory Redemption” section may not be waived or modified without the written consent of all holders of the Notes.
Redemption at Our Option
Prior to (i) the maturity date of the 2026 notes, in the case of the 2026 notes, (ii) August 1, 2029 (one month prior to the maturity date of the 2029 notes), in the case of the 2029 notes and (iii) June 1, 2034 (three months prior to the maturity date of the 2034 notes), in the case of the 2034 notes (each such date referenced in clauses (ii) and (iii), a “Par Call Date”), we may redeem the notes of the applicable series at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
•
100% of the principal amount of the notes to be redeemed, or

•
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes to be redeemed matured on the applicable Par Call Date or, in the case of the 2026 notes, the maturity date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, in the case of the 2026 notes, plus 20 basis points, in the case of the 2029 notes and plus 25 basis points, in the case of the 2034 notes, less (b) interest accrued to, but not including, the date of redemption, plus, in either case, accrued and unpaid interest on the notes being redeemed to, but not including, the relevant redemption date.
On or after the applicable Par Call Date, in the case of the 2029 notes or the 2034 notes, we may redeem the notes of such series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of such notes being redeemed, plus accrued and unpaid interest thereon to, but not including, the relevant redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the applicable redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (or, in the case of the 2026 notes, the maturity date) (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the applicable Par Call Date (or, in the case of the 2026 notes, the maturity date) on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the applicable redemption date.
If on the third business day preceding the applicable redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date or maturity date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date or maturity date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date or maturity date, one with a maturity date preceding the applicable Par Call Date or maturity date and one with a maturity date following the applicable Par Call Date or maturity date, we shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date or maturity date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or maturity date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The trustee shall have no obligation to verify or confirm any such calculation.
Notice of any optional redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.
In the case of a partial redemption, selection of the notes for redemption not represented by global notes will be made pro rata, by lot or by such other method as the trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.
Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or the portions thereof called for redemption.
Change of Control Repurchase Event
Upon the occurrence of a Change of Control Repurchase Event (as defined below) with respect to a series of notes, unless we have exercised our right to redeem such series of notes as described under “—  Redemption at Our Option,” the indenture provides that each holder of notes of that series will have the right to require us to purchase all or a portion of such holder’s notes pursuant to the offer described below

(the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the date of purchase, subject to the rights of holders of such notes on the relevant record date to receive interest due on the relevant interest payment date.
Within 30 days following the date upon which the Change of Control Repurchase Event occurred with respect to the applicable series of notes, or at our option, prior to any Change of Control (as defined below) but after the public announcement of the pending Change of Control, we will be required to send, by mail or electronic delivery (or otherwise in accordance with the depositary’s procedures), a notice to each holder of such notes, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is sent, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed, electronically delivered or otherwise transmitted prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date. Holders of the applicable series of notes electing to have any of their notes of such series purchased pursuant to a Change of Control Offer will be required to surrender such notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the applicable note completed, to the paying agent at the address specified in the notice, or transfer such notes to be repurchased to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the relevant Change of Control Payment Date.
We will not be required to make a Change of Control Offer with respect to a series of notes if a third party makes such an offer with respect to that series of notes in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us, and such third party purchases all notes of that series properly tendered and not withdrawn under its offer.
If holders of not less than 95% in aggregate principal amount of a series of notes with respect to which a Change of Control Offer has been made validly tender and do not withdraw such notes in a Change of Control Offer and we, or any third party making an offer to repurchase notes of such series upon a Change of Control Repurchase Event in lieu of us, as described above, purchases all of the notes of such series validly tendered and not withdrawn by such holders, we will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the Change of Control Payment Date, to redeem all notes of such series that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of redemption. This redemption right is in addition to, and not in lieu of, the redemption rights set forth under “— Redemption at Our Option.”
“Change of Control” means the occurrence of any one of the following:
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the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to us or one of our subsidiaries;

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the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding Voting Stock, measured by voting power rather than number of shares;

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we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or the outstanding Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction, measured by voting power rather than number of shares; or

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the adoption of a plan relating to our liquidation or dissolution.

“Change of Control Repurchase Event” means the notes of the applicable series cease to be rated Investment Grade by at least two of the three Rating Agencies on any date during the period (the “Repurchase Period”) commencing 60 days prior to our first public announcement of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Repurchase Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change). Unless at least two of the three Rating Agencies are providing a rating for such series of notes at the commencement of any Repurchase Period, such notes will be deemed to have ceased to be rated Investment Grade by at least two of the three Rating Agencies during that Repurchase Period. Notwithstanding the foregoing, no Change of Control Repurchase Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.
“Fitch” means Fitch Inc. and its successors.
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); and a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch).
“Moody’s” means Moody’s Investors Service, Inc. and its successors.
“Rating Agency” means each of Moody’s, S&P and Fitch; provided, that if any of Moody’s, S&P and Fitch ceases to provide rating services to issuers or investors, we may appoint a replacement for such Rating Agency.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.
“Voting Stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.
Certain Covenants of the Company
The covenants in the indenture described under “Description of Debt Securities — Certain Covenants of the Company” in the accompanying prospectus will apply to the notes.
Consolidation, Merger and Sale of Assets
The provisions of the indenture described under “Description of Debt Securities — Consolidation, Merger and Sale of Assets” in the accompanying prospectus will apply to the notes.
Events of Default
The default provisions of the indenture described under “Description of Debt Securities — Events of Default” in the accompanying prospectus will apply to the notes.
Defeasance and Discharge
The discharge and defeasance provisions contained in Sections 401, 403 and 1010 of the base indenture will not apply to the notes. In lieu thereof, the supplemental indenture will provide discharge and defeasance provisions as summarized below.

Satisfaction and Discharge
We may terminate our obligations under the indenture with respect to the notes of one or more series, when:
•
either:

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all the notes of the applicable series issued that have been authenticated and delivered under the indenture have been accepted by the trustee for cancellation; or

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all the notes of such series issued under the indenture that have not been accepted by the trustee for cancellation have become due and payable, or are by their terms to become due and payable, within one year by reason of the sending of a notice of redemption, or otherwise (a “discharge”), and we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption of such notes by such trustee in our name at our expense and we have irrevocably deposited or caused to be irrevocably deposited with the trustee funds (consisting of money, Government Securities (as defined below), or a combination of money and Government Securities), sufficient without reinvestment, to pay and discharge the entire indebtedness on such notes to pay principal, interest and any premium;

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we have paid or caused to be paid all other sums then due and payable under the indenture with respect to such notes (including amounts payable to the trustee); and

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we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture with respect to such series of notes have been complied with.

“Government Securities” means obligations issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support thereof) and which are not callable or redeemable at the issuer’s option or money market funds that invest solely in such obligations.
Legal Defeasance and Covenant Defeasance
We may elect to have our obligations under the indenture discharged with respect to one or more series of notes (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes of the applicable series under the indenture, except for:
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the rights of holders of such notes to receive principal, interest and any premium when due;

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our obligations with respect to such series of notes concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for debt securities payments held in trust;

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the rights, powers, trusts, duties and immunities of the trustee; and

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the applicable defeasance provisions of the supplemental indenture.

In addition, we may elect to have our obligations released with respect to certain covenants in the indenture applicable to one or more series of notes (“covenant defeasance”). Any failure to comply with these obligations will not constitute a default or an event of default with respect to the applicable series of notes. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default” in the accompanying prospectus will no longer constitute an event of default with respect to such notes.
In order to exercise either legal defeasance or covenant defeasance with respect to a series of notes:
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we must irrevocably have deposited or caused to be irrevocably deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of such series of notes:

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money in an amount;

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Government Securities; or

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a combination of money and Government Securities,

in each case sufficient without reinvestment, to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal, interest and any premium on such notes at the relevant due date or maturity or, if we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption of such notes by the trustee in our name and at our expense, the relevant redemption date;
•
in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that, as a result of an IRS ruling or a change in applicable federal income tax law, the beneficial owners of such notes will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

•
in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the beneficial owners of such notes will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

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no default with respect to the outstanding notes of such series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit (other than an event of default resulting from the borrowing of funds to be applied to such deposit and the grant of any lien securing such borrowings), it being understood that this condition is not deemed satisfied until after the 91st day;

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the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under the indenture with respect to such notes (other than an event of default resulting from the borrowing of funds to be applied to such deposit and the grant of any lien securing such borrowings), or any other material agreement or instrument to which we are a party;

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the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such Act or exempt from registration; and

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we have delivered to the trustee an officer’s certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance or covenant defeasance with respect to such notes have been complied with.

Notwithstanding the foregoing, the opinion of counsel referred to in the second bullet above in the event of legal defeasance need not be delivered if (i) all notes of the applicable series issued under the indenture that have been authenticated and delivered have been accepted by the trustee for cancellation or (ii) all notes of such series issued under the indenture that have not been accepted by the trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year, and we have made arrangements satisfactory to the trustee for the giving of notice of redemption of such notes by such trustee in our name, and at our expense.
Modification of Indenture
The modification and amendment provisions of the indenture described under “Description of Debt Securities — Modification of the Indenture and Waiver of Covenants” in the accompanying prospectus will apply to the notes.
Book-Entry Issuance
The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters. The information in this section concerning DTC, Clearstream and Eurostream and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.
DTC will act as the initial securities depositary for each series of notes. Each series of notes will be issued only as fully registered securities registered in the name of Cede & Co., DTC’s partnership nominee, or such other name as may be requested by an authorized representative of DTC. One or more fully registered global note certificates will be issued, representing in the aggregate the total principal amount of each series of notes, and will be deposited with the trustee on behalf of DTC.
DTC has advised us that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).
Purchases of notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each actual purchaser of notes (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchases. Beneficial Owners are, however, expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased notes. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in notes, except in the event that use of the book-entry system for the notes is discontinued.
To facilitate subsequent transfers, all notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any changes in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the notes. DTC’s records reflect only the identity of the Direct Participants to whose accounts such notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Redemption notices shall be sent to DTC. If less than all of the notes of any series are being redeemed, DTC’s practice is to determine by lot the amount of interest of each Direct Participant in such notes of such series to be redeemed.
Although voting with respect to the notes is limited, in those cases where a vote is required, neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the notes of a series unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).
Payments on the notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee or the paying agent on the relevant payment date in accordance with their respective holdings shown on DTC’s records. Payments by Direct or Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers registered in “street name,” and will be the responsibility of such Direct or Indirect Participant and not our responsibility or the responsibility of DTC, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.
Except as provided herein, a Beneficial Owner of a global note will not be entitled to receive physical delivery of notes of the applicable series. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the notes. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global note.
DTC may discontinue providing its services as securities depositary with respect to the notes of a series at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor securities depositary is not obtained, note certificates will be required to be printed and delivered to the holders of record of such series of notes. Additionally, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary) with respect to a series of notes. In that event, certificates for such notes will be printed and delivered to the applicable Direct or Indirect Participant.
Clearstream.   Clearstream Banking, S.A. is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.
Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by the U.S. depositary for Clearstream.
Euroclear.   Euroclear Bank SA/NV was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several markets in several countries. Euroclear is operated by Euroclear Bank SA/NV (the “Euroclear Operator”), under contract with Euro-clear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
The Euroclear Operator is regulated and examined by the Belgian Banking Commission.
Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of notes sold outside of the United States and cross-market transfers of notes associated with secondary market trading.
Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.
Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the U.S. agents of Clearstream and Euroclear, as participants in DTC. When notes are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive notes against payment. After settlement, Clearstream or Euroclear will credit its participant’s account. Credit for the notes will appear on the next day (European time).
Because settlement will take place during New York business hours, DTC participants will be able to employ their usual procedures for sending notes to the relevant U.S. agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.
When a Clearstream or Euroclear participant wishes to transfer notes to a DTC participant, the seller will be required to send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer these notes against payment for them. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back valued to the value date, which would be the preceding day, when settlement occurs in New York, if settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream or Euroclear participant’s account will instead be valued as of the actual settlement date.
You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on the days when those clearing systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States.
The information in this section concerning the operations and procedures of DTC, Clearstream Luxembourg and Euroclear has been obtained from sources that we believe to be reliable, but neither we nor the underwriters take responsibility for its accuracy. These operations and procedures are solely within the control of DTC, Euroclear and Clearstream Luxembourg, as applicable, and are subject to change by them from time to time. None of us, the underwriters or the trustee takes any responsibility for these operations and procedures, and you are urged to contact DTC, Euroclear, Clearstream Luxembourg or their respective participants to discuss these matters.
The Trustee
Regions Bank is the trustee under the indenture governing the notes. We maintain various commercial and service relationships with the trustee in the ordinary course of business.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
General
The following discussion is a general summary of certain U.S. federal income tax considerations of the acquisition, ownership and disposition of a note. This summary is not a complete description of all tax considerations that may be relevant to a prospective investor; it is not a substitute for tax advice. This summary applies only to holders that acquire a note in this offering for a price equal to the issue price of the notes and use the U.S. dollar as their functional currency. The issue price of the notes is the first price at which a substantial amount of the notes is sold other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. For purposes of this discussion, a “U.S. Holder” means a beneficial owner of a note that, for U.S. federal income tax purposes, is:
•
a citizen or resident alien individual of the United States;

•
a corporation (including for this purpose any other entity taxable as a corporation) created or organized in or under the laws of the United States or any State thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust (i) that is subject to the primary supervision of a court within the United States and under the control of one or more “United States persons” (as defined for U.S. federal income tax purposes), or (ii) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a “United States person.”

For the purposes of this discussion, a “non-U.S. Holder” means a beneficial owner of a note that, for U.S. federal income tax purposes, is not a U.S. Holder.
This summary addresses only beneficial owners of the notes that hold the notes as capital assets and does not represent a detailed description of the U.S. federal income tax consequences to prospective purchasers of the notes in light of their particular circumstances. In addition, it does not represent a detailed description of the U.S. federal income tax consequences applicable to prospective purchasers of the notes that are subject to special treatment under the U.S. federal income tax laws, such as U.S. expatriates, banks or other financial institutions, partnerships or other pass-through entities (including S-corporations) or investors in such entities, individual retirement and other tax deferred accounts, dealers and traders in securities or currencies, traders in securities that elect to mark-to-market, regulated investment companies, real estate investment trusts, persons that directly, indirectly or constructively own 10% or more of the equity securities of the Company by vote or value, controlled foreign corporations, passive foreign investment companies, insurance companies, tax-exempt organizations, persons holding the notes as part of a conversion, constructive sale, wash sale, hedge, straddle, synthetic security or other integrated transaction, accrual method taxpayers that file applicable financial statements as described in Section 451(b) of the Code, and U.S. Holders whose functional currency is other than the U.S. dollar. This summary also does not address U.S. federal taxes other than income tax (such as the alternative minimum tax, the Medicare tax on net investment income, or estate or gift taxes) or U.S. state and local, or non-U.S. tax laws or considerations. We cannot assure holders that a change in law will not alter significantly the tax considerations that we describe in this summary.
If a U.S. or non-U.S. partnership (including for this purpose an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the notes, the tax treatment of a partner generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Non-U.S. partnerships also generally are subject to special tax documentation requirements. Prospective purchasers that are entities or arrangements treated as partnerships for U.S. federal income tax purposes should consult their tax advisers concerning the U.S. federal income tax consequences to them and their partners of the acquisition, ownership and disposition of the notes by the partnerships.
This summary is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations issued thereunder, and administrative and judicial interpretations thereof, all as of the date of this prospectus supplement and all of which are subject to change or differing interpretation (perhaps retroactively), and is for general information only.

THE SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS SET OUT BELOW IS FOR GENERAL INFORMATION ONLY. ALL PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF AQUIRING, OWNING, AND DISPOSING OF THE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS AND POSSIBLE CHANGES IN TAX LAW.
Characterization of the Notes
All or a portion of the notes may be redeemed prior to their stated maturity at redemption prices in excess of the principal amount of the relevant notes redeemed plus accrued and unpaid interest to, but excluding, the redemption date as described under “Description of Notes — Special Mandatory Redemption” and “Description of Notes — Optional Redemption.” In addition, upon the occurrence of events constituting a change of control, the holders of the notes will have the right to require the Issuer to offer to repurchase the notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest and additional amounts, if any, to the date of purchase as described under “Description of Notes — Change of Control Repurchase Event.”
In certain circumstances, we may be obligated to pay you amounts in excess of the stated interest and principal payable on the notes. The obligation to make such payments may implicate the provisions of U.S. Treasury Regulations relating to “contingent payment debt instruments.” Under applicable U.S. Treasury Regulations, the possibility of such amounts being paid will not cause the notes to be treated as contingent payment debt instruments if there is only a remote chance that these contingencies will occur or if such contingencies are considered to be incidental. If the notes were deemed to be contingent payment debt instruments, U.S. Holders might, among other things, be required to accrue interest income at a rate higher than their yield to maturity, regardless of the holder’s method of accounting and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange, retirement or redemption of a note. Although the matter is not free from doubt, we intend to take the position that the likelihood that such payments will be made is remote or incidental and therefore the notes are not subject to the rules governing contingent payment debt instruments. This determination will be binding on a U.S. Holder unless such U.S. Holder explicitly discloses on a statement attached to such U.S. Holder’s timely filed U.S. federal income tax return for the taxable year that includes the acquisition date of the notes that such U.S. Holder’s determination is different. It is possible, however, that the Internal Revenue Service (the “IRS”) may take a contrary position from that described above, in which case the tax consequences to a U.S. Holder could differ materially and adversely from those described below. The remainder of this disclosure assumes that the notes will not be treated as contingent payment debt instruments. U.S. Holders are urged to consult their tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof.
U.S. Holders
Interest.   A U.S. Holder will have ordinary interest income equal to the amount of interest paid or accrued on a note, includable in accordance with the U.S. Holder’s regular method of tax accounting for U.S. federal income tax purposes.
Original Issue Discount.   The notes may be issued with original issue discount (“OID”) for U.S. federal income tax purposes. In general, if the stated redemption price at maturity of a debt instrument exceeds its issue price by at least a statutorily defined de minimis amount, a U.S. Holder will be required to include such excess in income as OID over the term of the instrument on a constant yield to maturity basis irrespective of the U.S. Holder’s regular method of tax accounting or whether or not it receives cash payments. The issue price of a debt instrument is the initial price at which a substantial amount of the debt instruments are first sold to the public for cash (excluding sales to underwriters, placement agents, brokers or similar persons). The stated redemption price at maturity of a debt instrument is generally the sum of all payments due on a debt instrument other than payments of stated interest that is unconditionally payable at least annually at a single fixed rate or, subject to certain conditions, one or more qualified floating rates. Generally, original issue discount is considered to be de minimis if it is less than 0.25% of the instrument’s stated redemption price at maturity multiplied by the number of complete years from the issue date to maturity.

It is expected and this discussion assumes that either the issue price of the notes will equal the stated redemption price at maturity of the notes or the notes will be issued with less than a de minimis amount of OID.
Sale, Exchange, Retirement, Redemption or Other Taxable Disposition of Notes.   Generally, a sale, exchange, retirement, redemption or other taxable disposition of a note will result in capital gain or loss equal to the difference, if any, between the amount realized on the disposition (excluding amounts attributable to accrued and unpaid interest, which, as described above, will be taxed as ordinary income to the extent not previously included in gross income by the U.S. Holder) and the U.S. Holder’s adjusted tax basis in the note.
A U.S. Holder’s tax basis for determining gain or loss on the disposition of a note generally will equal the purchase price of such note to such U.S. Holder. Such gain or loss recognized by the U.S. Holder will be long-term capital gain or loss if the note has been held for more than one year as of the time of the sale, exchange, redemption or other taxable disposition. Long-term capital gains of non-corporate taxpayers currently are taxed at preferential rates. Short-term capital gains are taxed at ordinary income rates.
The deductibility of capital losses is subject to limitations. U.S. Holders should consult their tax advisors regarding the treatment of capital gains and losses.
Non-U.S. Holders
Interest.   Subject to the discussion of backup withholding below and FATCA (as defined below), payments of interest on the notes to non-U.S. Holders generally will qualify as “portfolio interest” and thus will be exempt from U.S. federal income tax, including withholding of such tax, if the non-U.S. Holder certifies its non-U.S. status as described below. The portfolio interest exemption will not apply to payments of interest to a non-U.S. Holder that:
•
actually or constructively owns 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and the U.S. Treasury Regulations;

•
is a controlled foreign corporation that is actually or constructively related to us through sufficient actual or constructive stock ownership;

•
is a bank whose receipt of interest on the notes is described in section 881(c)(3)(A) of the Code; or

•
fails to certify its non-U.S. status generally by providing a properly completed and executed IRS Form W-8BEN or W-8BEN-E (or successor form) or appropriate substitute form prior to receipt of any payment and certify, under penalty of perjury, that such non-U.S. Holder is not a U.S. person.

If the non-U.S. Holder holds the note through a financial institution or other agent acting on its behalf, it will be required to provide appropriate documentation to the applicable withholding agent (generally, an applicable IRS Form W-8) upon which the non-U.S. Holder certifies, under penalties of perjury, that it is not a United States person. Special certification rules apply to non-U.S. Holders that are pass-through entities.
If a non-U.S. Holder cannot satisfy the requirements described above, and the interest is not effectively connected with the non-U.S. Holder’s conduct of a trade or business in the United States (or, in the case of certain applicable tax treaties, is not attributable to a permanent establishment or fixed base within the United States), payments of interest made to such non-U.S. Holder will be subject U.S. withholding tax on payments of interest, currently imposed at 30%. Under certain income tax treaties, the U.S. withholding rate on payments of interest may be reduced or eliminated, provided the non-U.S. Holder complies with the applicable certification requirements.
Sale, Exchange, Retirement, Redemption or other Taxable Disposition of Notes.   Subject to the discussion below under “— Information Reporting and Backup Withholding” and “— FATCA,” a non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange, retirement, redemption or other taxable disposition of notes (other than with respect to payments attributable to accrued interest, which will be taxed as described under “— Non-U.S. Holders — Interest” above) unless (i) that gain is effectively connected with the non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an income tax treaty, is attributable to a U.S.

permanent establishment maintained by such non-U.S. Holder) or (ii) such non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met, in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by certain U.S.-source capital losses, would be subject to a flat 30% tax, even though the individual is not considered a resident of the United States.
Income or Gains Effectively Connected with a U.S. Trade or Business.   If any interest on the notes or gain from the sale, exchange, retirement, redemption or other taxable disposition of the notes is effectively connected with a U.S. trade or business conducted by a non-U.S. Holder, then the income or gain will be subject to U.S. federal income tax on a net-income basis at the regular graduated individual rates or at the corporate rate, and generally in the same manner as if it were a U.S. Holder. If the non-U.S. Holder is eligible for the benefits of a tax treaty between the United States and its country of residence, any “effectively connected” income or gain generally will be subject to U.S. federal income tax on a net-income basis only if it is also attributable to a permanent establishment or fixed base maintained by it in the United States. Payments of interest that are effectively connected with a U.S. trade or business conducted by the non-U.S. Holder (and if an applicable tax treaty requires, attributable to a U.S. permanent establishment or fixed base), and therefore included in the gross income of a non-U.S. Holder will not be subject to 30% withholding, provided that it claims exemption from withholding by satisfying applicable certification requirements (generally on IRS Form W-8ECI, or any successor form as the IRS designates), prior to payment. If the non-U.S. Holder is a corporation for U.S. federal income tax purposes that portion of its earnings and profits that is effectively connected with its U.S. trade or business, under certain circumstances, generally will be subject to a “branch profits tax” at a 30% rate (or lower applicable treaty rate).
Information Reporting and Backup Withholding
Payments of interest to U.S. Holders of notes and proceeds from the sale or other, exchange, retirement, redemption or other taxable disposition of notes by a U.S. paying agent or other U.S. intermediary will be reported to the IRS and to the U.S. Holder as may be required under applicable regulations. Payments that are subject to information reporting generally will be subject to “backup withholding” (currently at a flat rate of 24%) if the recipient has failed to provide a correct taxpayer identification number to the payor, furnished an incorrect identification number, failed to comply with applicable certification requirements or been notified by the IRS that it has failed to report interest on its U.S. federal income tax returns. Certain U.S. Holders are not subject to backup withholding.
Certain U.S. Holders are required to report information to the IRS with respect to notes not held through an account with a financial institution (in which case the account may be reportable if maintained by a foreign financial institution). U.S. Holders who fail to report required information could become subject to substantial penalties. U.S. Holders should consult their tax advisers about these rules and any other reporting obligations that may apply to the ownership or disposition of the notes, including requirements relating to the holding of certain “specified foreign financial assets.”
In general, a non-U.S. Holder will not be subject to backup withholding and information reporting with respect to interest payments that we make to such holder provided that we have received from such holder the certification described above under “— Non-U.S. Holders — Interest” and neither we nor our paying agent has actual knowledge or reason to know that the non-U.S. Holder is a U.S. Holder. However, if such certification is not made or tax is required to be withheld, we or our paying agent may be required to report to the IRS and the non-U.S. Holder payments of interest on the notes and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which the non-U.S. Holder resides under the provisions of a treaty or agreement.
Payments of the proceeds of a sale, exchange, retirement, redemption or other taxable disposition of the notes made to or through a non-U.S. office of non-U.S. financial intermediaries that do not have certain enumerated connections with the United States generally will not be subject to information reporting or backup withholding. In addition, a non-U.S. Holder will not be subject to backup withholding or information reporting with respect to the proceeds of the sale or other disposition of a note within the United States or conducted through non-U.S. financial intermediaries with certain enumerated connections with the United States, if the payor receives the certification described above under “— Non-U.S. Holders — Interest”

or such holder otherwise establishes an exemption, provided that the payor does not have actual knowledge or reason to know that the non-U.S. Holder is a United States person or the conditions of any other exemption are not, in fact, satisfied. This exception may not apply if the foreign broker is owned or controlled by U.S. persons, or is engaged in a U.S. trade or business.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or credit against a holder’s U.S. federal income tax liability provided the required information is furnished by such holder to the IRS in a timely manner.
FATCA
Sections 1471 through 1474 of the Code, and the U.S. Treasury Department income tax regulations thereunder (commonly referred to as FATCA) generally impose a 30% U.S. withholding tax on certain U.S.-source payments, including interest, original discount, and other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from the sale or other disposition after December 31, 2018 of property of a type which can produce U.S.-source interest or dividends (“Withholdable Payments”), if paid to a foreign financial institution (whether as a beneficial owner or intermediary), unless such foreign financial institution either (i) enters into an agreement with the Treasury Department to collect and provide to the U.S. Treasury Department certain information regarding its U.S. account holders, including certain account holders that are foreign entities with U.S. owners, (ii) satisfies the requirements of an intergovernmental agreement entered into by such foreign financial institution’s country of tax residence and the United States or (iii) qualifies for an exemption. FATCA also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity, or unless an exemption applies. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements.
The FATCA withholding requirements generally currently apply to payments of interest on the notes. Under proposed U.S. Treasury Regulations published on December 18, 2018, upon which a non-U.S. Holder may rely until final U.S. Treasury Regulations are issued, payments on gross proceeds from the sale, redemption, retirement or other taxable disposition of a note will not be subject to FATCA withholding. If FATCA withholding is imposed, a beneficial owner (other than certain foreign financial institutions) generally will be entitled to a refund or any amounts withheld by filing a U.S. federal income tax return and, in the case of a non-financial foreign entity, providing the IRS with certain information regarding its substantial U.S. owners (unless an exemption applies). Holders are urged to consult their tax advisors regarding the possible implications of FATCA on their ownership and disposition of the notes.
THE DISCUSSION ABOVE IS A GENERAL SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. ALL PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING, AND DISPOSING THE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS AND POSSIBLE CHANGES IN TAX LAW.

UNDERWRITING
J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC are acting as representatives, which we refer to as the representatives, of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.
	Principal Amount of 2026 Notes	Principal Amount of 2029 Notes	Principal Amount of 2034 Notes
Underwriter
J.P. Morgan Securities LLC	$125,000,000	$150,000,000	$175,000,000
Morgan Stanley & Co. LLC	125,000,000	150,000,000	175,000,000
BofA Securities, Inc.	47,348,000	56,818,000	66,288,000
Wells Fargo Securities, LLC	47,348,000	56,818,000	66,288,000
TD Securities (USA) LLC	32,197,000	38,636,000	45,075,000
U.S. Bancorp Investments, Inc.	32,197,000	38,636,000	45,075,000
Deutsche Bank Securities Inc.	15,152,000	18,182,000	21,212,000
Goldman Sachs & Co. LLC	15,152,000	18,182,000	21,212,000
MUFG Securities Americas Inc.	15,152,000	18,182,000	21,212,000
RBC Capital Markets, LLC	15,152,000	18,182,000	21,212,000
Truist Securities, Inc.	15,152,000	18,182,000	21,212,000
ING Financial Markets LLC	7,575,000	9,091,000	10,607,000
Regions Securities LLC	7,575,000	9,091,000	10,607,000
Total	$500,000,000	$600,000,000	$700,000,000
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The representatives have advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to selected dealers at such price less a concession not in excess of 0.20% of the principal amount of the 2026 notes, 0.35% of the principal amount of the 2029 notes and 0.40% of the principal amount of the 2034 notes. In addition, the underwriters may allow, and those selected dealers may reallow, a concession not in excess of 0.15% of the principal amount of the 2026 notes, 0.25% of the principal amount of the 2029 notes and 0.25% of the principal amount of the 2034 notes. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The expenses of the offering, not including the underwriting discount, are estimated at approximately $5.7 millon and are payable by us.
New Issue of Notes
Each series of notes is a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.
Settlement
We expect that delivery of the notes will be made to investors on or about September 19, 2024, which will be the second business day following the date of this prospectus supplement (such settlement being referred to as “T+2”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are generally required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade such notes more than one business day prior to the scheduled settlement date will be required, by virtue of the fact that the notes will initially settle in T+2, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of such notes who wish to trade notes prior to the date of delivery should consult their advisors.
No Sales of Similar Securities
We have agreed that we will not, during the period beginning on the date hereof and ending on the closing date of this offering, without first obtaining the prior written consent of J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC, directly or indirectly, issue, sell, offer to contract or grant any option to sell, pledge, transfer or otherwise dispose of, any debt securities or securities exchangeable for or convertible into debt securities, except for the notes sold to the underwriters pursuant to the underwriting agreement.
Short Positions
In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the prices of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market prices of the notes or preventing or retarding a decline in the market prices of the notes. As a result, the prices of the notes may be higher than the prices that might otherwise exist in the open market.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Other Relationships
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Certain of the underwriters or their affiliates are lenders and/or agents under our credit facilities. In addition, we have obtained a commitment from affiliates of the underwriters for our Bridge Loan Facility, subject to certain conditions. J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC are serving as our financial advisors in connection with the Eviosys Acquisition, for which they are receiving customary fees and expenses.
In addition, in the ordinary course of their business activities, certain of the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Trustee Conflict of Interest
Regions Bank is the trustee under the indenture governing the notes. Regions Securities LLC, an affiliate of Regions Bank, is an underwriter for this offering. Pursuant to the Trust Indenture Act of 1939, as amended, if an event of default were to occur with respect to any notes, Regions Bank may be deemed to have a conflicting interest, by virtue of being an affiliate of one of the underwriters of the notes. In that event, Regions Bank would be required to resign or eliminate the conflicting interest.
Selling Restrictions
Notice to Prospective Investors in the European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Notice to Prospective Investors in the United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.
Notice to Prospective Investors in Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment hereto or thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
If applicable, pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the Dubai International Financial Centre (“DIFC”)
This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Markets Law, DIFC Law No. 1 of 2012, as amended. This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Markets Law, DIFC Law No. 1 of 2012, as amended. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority (“DFSA”) has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement or the accompanying prospectus. The notes may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement or the accompanying prospectus, you should consult an authorized financial advisor.
In relation to its use in the DIFC, this prospectus supplement and the accompanying prospectus are strictly private and confidential and are being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the notes may not be offered or sold directly or indirectly to the public in the DIFC.
Notice to Prospective Investors in Hong Kong
Each underwriter (i) may not offer or sell in Hong Kong, by means of any document, any notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in this prospectus supplement and the accompanying prospectus being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO; and (ii) may not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to Prospective Investors in Japan
The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than:
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to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

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to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

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otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Notice to Prospective Investors in Switzerland
This prospectus supplement and the accompanying prospectus do not constitute an offer to the public or a solicitation to purchase or invest in any notes. No notes have been offered or will be offered to the public in Switzerland, except that offers of notes may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):
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to any person which is a professional client as defined under the FinSA;

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to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of lead manager for any such offer; or

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in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance,

provided that no such offer of notes shall require the Company or any bank to publish a prospectus pursuant to Article 35 FinSA.
The notes have not been and will not be listed or admitted to trading on a trading venue in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to the FinSA and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

LEGAL MATTERS
Certain legal matters in connection with the offering of the notes will be passed upon for us by Freshfields Bruckhaus Deringer US LLP, New York, New York, and, with respect to matters of South Carolina law, by John M. Florence, our Vice President, General Counsel and Secretary. Mr. Florence owns shares of, and options on, Sonoco common stock, both directly and as a participant in various stock and employee benefit plans. Certain legal matters will be passed upon for the underwriters by Cravath, Swaine & Moore LLP, New York, New York.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Sonoco Products Company for the year ended December 31, 2023 have been so incorporated in reliance on the report (which contains a paragraph relating to the effectiveness of internal control over financial reporting due to the exclusion of RTS Packaging, LLC, the Chattanooga paper mill, and Inapel Embalagens Ltda. because they were acquired by the Company in purchase business combinations during 2023) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The audited historical financial statements of Titan Holdings I B.V. included in Exhibit 99.1 of Sonoco Products Company’s Current Report on Form 8-K dated September 13, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers Audit, Neuilly-sur-Seine, France, independent auditors, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational reporting requirements of the Exchange Act, and in accordance with these requirements we file reports, proxy statements and other information with the SEC. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.
The address of our internet site is https://www.sonoco.com. We make available free of charge on or through our internet site our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Any of our internet addresses provided in this prospectus supplement are for informational purposes only and are not intended to be hyperlinks. Accordingly, no information in, or accessible through, any of these internet addresses is included or incorporated herein.
This prospectus supplement is part of a registration statement that we filed with the SEC, using a “shelf” registration process under the Securities Act, relating to the securities to be offered. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to our company and the notes, reference is hereby made to the registration statement. The registration statement, including the exhibits thereto, is available on the SEC’s website at the address set forth above. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed with the SEC. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus supplement and the accompanying prospectus. Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement modifies or supersedes such statement. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering, provided, however, that to the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus supplement or the accompanying prospectus unless specifically stated otherwise:
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Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 28, 2024;

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The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 from our definitive proxy statement on Schedule 14A, filed with the SEC on March 15, 2024;

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Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024 and June 30, 2024, filed with the SEC on May 1, 2024 and August 1, 2024, respectively; and

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Our Current Reports on Form 8-K filed with the SEC on April 19, 2024, May 7, 2024, June 24, 2024 (except with respect to Item 7.01), July 16, 2024, August 23, 2024, September 13, 2024 (except with respect to Item 7.01) and September 16, 2024.

PROSPECTUS
SONOCO PRODUCTS COMPANY
DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
WARRANTS
DEPOSITARY SHARES
PURCHASE CONTRACTS
GUARANTEES
UNITS
We or selling securityholders may, from time to time, offer to sell debt securities, common stock, preferred stock, warrants, depositary shares, purchase contracts, guarantees or units. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time we or a selling securityholder sells securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus, the applicable prospectus supplement, any free writing prospectuses and the documents we incorporate by reference carefully before you invest in our securities.
The foregoing securities may be offered directly by us or by any selling securityholder, through agents designated from time to time by us or to or through underwriters or dealers. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any of the foregoing securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.
None of the foregoing securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
Our common stock is listed on the New York Stock Exchange under the symbol “SON.”
Investing in our securities involves a high degree of risk. See the “Risk Factors” section beginning on page 3 of this prospectus, our filings with the SEC incorporated by reference herein and the applicable prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 12, 2022

Neither we nor any selling securityholders to be identified in a prospectus supplement to this prospectus have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor any such selling securityholders take responsibility for, or can provide assurance as to the reliability of, any other information that others may give you. Neither we nor any such selling securityholders are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.
The terms “Sonoco,” “Sonoco Products Company,” the “Company,” “we,” “us” and “our” refer to Sonoco Products Company and not to any of its existing or future subsidiaries, unless specifically indicated or the context otherwise requires.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we are registering an unspecified amount of debt securities, common stock, preferred stock, warrants, depositary shares, guarantees and units consisting of any of the foregoing securities. We or any selling securityholders may sell in one or more offerings, at any time and from time to time, any combination of the securities described in this prospectus.
This prospectus provides you with a general description of the securities we may sell. Each time we or a selling securityholder sells securities pursuant to this prospectus, we will provide a prospectus supplement or file a current or periodic report with the SEC that will contain specific information about the terms of that offering and the securities being offered. The prospectus supplement or current or periodic reports filed with the SEC also may add to, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement.
The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities to be offered. The registration statement, including the exhibits, can be read at the SEC’s website or at our website as described under the heading “Where You Can Find More Information.”
Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.
We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, in any applicable prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are only offering these securities in jurisdictions where the offer is permitted. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not assume that the information in this prospectus, any applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates on the front of those documents, unless the information specifically indicates that another date applies.

THE COMPANY
We are a South Carolina corporation originally founded in Hartsville, South Carolina, in 1899 as the Southern Novelty Company. At its beginnings in 1899, a team of 12 people worked from a rented warehouse in Hartsville, South Carolina. The Company’s first product was a cone-shaped paper yarn carrier used for winding and transporting yarn. Since most of the textile cones of that day were wooden, paper cones were a novelty. We soon became the leading producer of cones in the United States. The Southern Novelty Company continued to diversify its product line and add new operations around the country. In 1923, the Southern Novelty Company name was changed to Sonoco Products Company, or “Sonoco,” using the first two letters from each word of its original name.
Sonoco is now a global manufacturer of a variety of consumer, industrial, protective, and healthcare packaging products. We have locations in numerous countries, serving some of the world’s best-known brands around the world. We are committed to creating sustainable products, services and programs for our customers, employees and communities that support our corporate purpose: Better Packaging. Better Life. Our goal is to bring more to packaging than just the package by offering integrated packaging solutions that help define brand personalities, creating unique customer experiences, and enhancing the quality of products. We seek to help our customers solve their packaging challenges by connecting insights to innovation and developing customized solutions that are tailored to the customer’s goals and objectives.
We were incorporated in South Carolina in May 1899. Our principal executive offices are located in Hartsville, South Carolina. Our principal address is 1 N. Second St., Hartsville, South Carolina 29550.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. Before deciding whether to acquire any such securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” discussed under the section entitled “Risk Factors” contained in our most recent annual report on Form 10-K and in any subsequent quarterly reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, together with other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. The risks described in these documents are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors, or factors that we currently deem immaterial, that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of the risks we face actually occur, our business, operations, financial condition, results of operations, cash flow, profitability, shareholders’ equity and potential for growth, as well as investor confidence in our business, could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above titled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains or incorporates statements that are not historical in nature, are predictive in nature, or that depend upon or refer to future events or conditions or otherwise contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “would” and similar expressions or variations intended to identify forward-looking statements.
Forward-looking statements are not guarantees of future performance, but are based on management’s expectations as of the date such statements are made and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from our current expectations and any past results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, include, but are not limited to, those discussed in our most recent annual report on Form 10-K, in any subsequent quarterly reports on Form 10-Q and in any applicable prospectus supplement. The information contained or incorporated in this prospectus is based upon the facts and circumstances known at this time, and any forward-looking statements speak only as of the date on which they are made. We undertake no duty to update this information except as required by law.

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds we receive from the sale of securities by us for general corporate purposes, which may include the repurchase of our securities, repayment of indebtedness, payment of dividends, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by any selling securityholders.

DESCRIPTION OF DEBT SECURITIES
This section describes certain general terms and provisions of the debt securities that we may offer under this prospectus. The debt securities will be issued under an indenture dated as of June 15, 1991, as supplemented, between us and Regions Bank, as successor to The Bank of New York Mellon Trust Company, N.A. and Wachovia Bank of North Carolina, National Association, as trustee (the “trustee”), as it may be amended and supplemented from time to time (the “Indenture”). The debt securities may be issued in one or more series established in or pursuant to a board resolution and set forth in an officers’ certificate or supplemental indenture. If we issue debt securities that are subordinated to other debt securities, they will be issued under an indenture substantially identical to the Indenture incorporated by reference as an exhibit, except that it will be executed by us and a trustee to be named at a later date.
When we offer to sell a particular series of debt securities we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We have summarized certain terms and provisions of the Indenture. The summary is not complete. The Indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. You should read the Indenture and applicable board resolution and officers’ certificate or supplemental indenture (including the form of debt security) relating to the applicable series of debt securities for the provisions which may be important to you. The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended. Capitalized terms used in this section but not otherwise defined in this section herein have the meanings provided to such terms in the Indenture.
Terms of the Debt Securities
Our debt securities will be general obligations of Sonoco Products Company. We may issue them in one or more series. Supplemental indentures or authorizing resolutions will set forth the specific terms of each series of debt securities. We will provide a prospectus supplement for each series of debt securities that will describe:
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the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);

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any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under the Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 304, 305, 306, 906 or 1107 of the Indenture and except for any Securities which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered hereunder);

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the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

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the date or dates on which the principal of the Securities of the series is payable;

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the rate or rates at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any interest payable on any Interest Payment Date;

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the place or places where the principal of and any premium and interest on Securities of the series shall be payable;

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the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company;

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the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of the series shall be issuable;

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the currency, currencies or currency units in which payment of the principal of and any premium and interest on any Securities of the series shall be payable if other than the currency of the United States of America and the manner of determining the equivalent thereof in the currency of the United States of America for purposes of the definition of “Outstanding” in Section 101 of the Indenture;

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if the amount of payments of principal of or any premium or interest on any Securities of the series may be determined with reference to an index, the manner in which such amounts shall be determined;

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if the principal of or any premium or interest on any Securities of the series is to be payable, at the election of the Company or a Holder thereof, in one or more currencies or currency units other than that or those in which the Securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on Securities of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

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if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502 of the Indenture;

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whether the Securities of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Security or Securities;

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whether Sections 403 or 1010 of the Indenture shall apply to the Securities of such series;

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any other terms of the series (which terms shall not be inconsistent with the provisions of the Indenture, except as permitted by Section 901(5) of the Indenture); and

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any other terms in addition to or different from those contained in the base indenture applicable to such series.

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 303) set forth, or determined in the manner provided, in the Officers’ Certificate referred to above or in any such indenture supplemental hereto.
If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series.
The applicable prospectus supplement will also describe any material covenants to which a series of debt securities will be subject and the applicability of those covenants to any of our subsidiaries to be restricted thereby, if any. The applicable prospectus supplement will also describe provisions for restricted subsidiaries to cease to be restricted by those covenants.
Certain Covenants of the Company
Restriction on Liens
The Indenture provides that, so long as any series of debt securities is outstanding, we will not issue, assume or guarantee, and we will not permit any Domestic Subsidiary (as defined below) to issue, assume or guarantee, any Indebtedness (as defined below) which is secured by a mortgage, pledge, security interest, lien or encumbrance (any mortgage, pledge, security interest, lien or encumbrance is referred to as a “lien” or “liens”) of or upon any of our currently owned or later acquired assets, or any such assets of a Domestic Subsidiary without effectively providing that the debt securities (together with, if we shall so determine, any of our other Indebtedness that ranks equally with the debt securities) shall be equally and ratably secured by a lien ranking ratably with and equal to (or at our option, prior to) such secured Indebtedness; provided, however, that the foregoing restriction shall not apply to:

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liens on any assets of any corporation existing at the time such corporation becomes a Domestic Subsidiary;

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liens on any assets existing at the time of our acquisition of such assets or acquisition of such assets by a Domestic Subsidiary, or liens to secure the payment of all or any part of the purchase price of such assets upon our acquisition of such assets or acquisition of such assets by a Domestic Subsidiary or to secure any Indebtedness incurred, assumed or guaranteed by us or a Domestic Subsidiary prior to, at the time of, or within 180 days after such acquisition (or in the case of real property, the completion of construction (including any improvements on an existing asset) or commencement of full operation of such asset, whichever is later) which Indebtedness is incurred, assumed or guaranteed for the purpose of financing all or any part of the purchase price thereof or, in the case of real property, construction or improvements thereon; provided, however, that in the case of any such acquisition, construction or improvement, the lien shall not apply to any assets theretofore owned by us or a Domestic Subsidiary, other than, in the case of any such construction or improvement, any real property on which the property so constructed, or the improvement, is located;

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liens on any assets to secure Indebtedness of a Domestic Subsidiary to us or to any wholly owned Domestic Subsidiary;

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liens on any assets of a corporation existing at the time such corporation is merged into or consolidated with us or a Domestic Subsidiary or at the time of a purchase, lease or other acquisition by us or a Domestic Subsidiary of the assets of a corporation or firm as an entirety or substantially as an entirety;

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liens on any of our assets or assets of a Domestic Subsidiary in favor of the United States or any State thereof, or any department, agency or instrumentality or political subdivision of the United States or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction) of the assets subject to such liens (including, but not limited to, liens incurred in connection with pollution control, industrial revenue or similar financings);

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any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any lien referred to in the foregoing clauses; provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the assets which secured the lien so extended, renewed or replaced (plus improvements and construction on real property); and

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liens not permitted by the clauses above if at the time of, and after giving effect to, the creation or assumption of any such lien, the aggregate amount of all of our Indebtedness and all Indebtedness of our Domestic Subsidiaries secured by all such liens not so permitted by the clauses above together with the Attributable Debt (as defined below) in respect of Sale and Lease-Back Transactions permitted by the indenture do not exceed 10% of Consolidated Net Tangible Assets.

Restriction on Sale and Lease-Back Transactions
The Indenture also provides that we will not, and will not permit any Subsidiary to, enter into any arrangement with any person providing for the leasing by us or a Domestic Subsidiary of any property or assets, other than any such arrangement involving a lease for a term, including renewal rights, for not more than three years, whereby such property or asset has been or is to be sold or transferred by us or any Domestic Subsidiary to such person (referred to as a “Sale and Lease-Back Transaction”), unless:
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we or such Domestic Subsidiary would, at the time of entering into a Sale and Lease-Back Transaction, be entitled to incur Indebtedness secured by a lien on the property or asset to be leased in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction without equally and ratably securing the debt securities pursuant to the Indenture; or

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the proceeds of the sale of the property or assets to be leased are at least equal to the fair value of such property or assets (as determined by our Board of Directors) and an amount equal to the net proceeds from the sale of the property or assets so leased is applied, within 180 days of the effective date of any such Sale and Lease-Back Transaction, to the purchase or acquisition (or, in the case of property, the construction) of property or assets or to the retirement (other than at maturity or pursuant to a mandatory sinking fund or redemption provision) of debt securities or of our Funded Indebtedness (as defined below) or Funded Indebtedness of a consolidated Domestic Subsidiary ranking on a parity with or senior to the debt securities.

Certain Definitions
“Attributable Debt,” when used in connection with a Sale and Lease-Back Transaction referred to above, means, as of any particular time, the aggregate of present values (discounted at a rate per annum equal to the average interest borne by all Outstanding Securities determined on a weighted average basis and compounded semi-annually) of our obligations or obligations of any Subsidiary for net rental payments during the remaining term of all leases (including any period for which such lease has been extended or may, at the option of the lessor, be extended). The term “net rental payments” under any lease of any period means the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges.
“Consolidated Net Tangible Assets” means at any date, the total assets appearing on our most recently prepared consolidated balance sheet as of the end of a fiscal quarter, prepared in accordance with generally accepted accounting principles at the time of calculation, less (a) all current liabilities as shown on such balance sheet and (b) intangible assets (as described below).
“Domestic Subsidiary” means any Subsidiary (a) incorporated under the laws of the United States or any state, territory or possession thereof, or the Commonwealth of Puerto Rico, (b) the operations of which are substantially conducted in the United States or its territories or possessions, or in the Commonwealth of Puerto Rico, or (c) a substantial portion of the assets of which are located in the United States or its territories or possessions or in the Commonwealth of Puerto Rico. A “wholly owned Domestic Subsidiary” is any Domestic Subsidiary of which all outstanding securities having the voting power to elect the Board of Directors of such Domestic Subsidiary (irrespective of whether or not at the time securities of any other class or classes of such Domestic Subsidiary shall have or might have voting power by reason of the happening of any contingency) are at the time directly or indirectly owned or controlled by us, or by one or more wholly owned Domestic Subsidiaries, or by us and one or more wholly owned Domestic Subsidiaries.
“Funded Indebtedness” means any Indebtedness maturing by its terms more than one year from the date of the determination thereof, including any Indebtedness renewable or extendible at the option of the obligor to a date later than one year from the date of the determination thereof.
“Indebtedness” means (i) all obligations for borrowed money, (ii) all obligations evidenced by bonds, debentures, debt securities or other similar instruments, (iii) all obligations in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto), (iv) all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (v) all obligations as lessee which are capitalized in accordance with generally accepted accounting principles at the time of calculation, and (vi) all Indebtedness of others guaranteed by us or any of our subsidiaries or for which we or any of our subsidiaries are otherwise responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others).
“Intangible assets” means the value (net of any applicable reserves), as shown on or reflected in such balance sheet of: (i) all trade names, trademarks, licenses, patents, copyrights and goodwill; (ii) organizational costs; and (iii) deferred charges (other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized); but in no event shall the term “intangible assets” include product development costs.
“Subsidiary” means any corporation of which at least a majority of Outstanding securities having the voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time securities of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by us, or by one or more of the Subsidiaries, or by us and one or more Subsidiaries.
Consolidation, Merger and Sale of Assets
The Indenture contains a provision permitting us, without the consent of the holders of the outstanding debt securities, to consolidate with or merge into any other entity or transfer or lease our assets substantially as an entirety to any person provided that:
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the successor is an entity organized and validly existing under the laws of any United States domestic jurisdiction;

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the successor entity assumes our obligations on the debt securities and under the Indenture;

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after giving effect to the transaction no event of default, and no event which, after notice or lapse of time, would become an event of default, shall have happened and be continuing;

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if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the Indenture, the Company or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Securities equally and ratably with (or prior to) all indebtedness secured thereby; and

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certain other conditions are met.

Events of Default
An event of default with respect to a series of debt securities is defined in the Indenture as:
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default in payment of principal or premium, if any, on any note of such series when due, whether at maturity, upon acceleration of maturity or redemption, or otherwise;

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default for 30 days in payment of interest on any note of such series;

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our failure to perform any other of the covenants or warranties in the indenture continued for 60 days after due notice by the trustee or by holders of at least 10% in principal amount of the outstanding debt securities of such series;

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a default under any bond, debenture, note or other evidence of our Indebtedness (including a default with respect to debt securities of any series other than the debt securities offered hereby) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any of our current or future Indebtedness (including the Indenture), which default constitutes a failure to pay such Indebtedness in a principal amount in excess of $10 million when due and payable at final maturity after the expiration of any applicable grace period or shall have resulted in such Indebtedness in a principal amount in excess of $10 million becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such Indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 15 days after there shall have been given, by overnight mail or other same day or overnight delivery service which can provide evidence of delivery, to us by the trustee, or to us and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities, a written notice specifying such default and requiring us to cause such Indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a notice of default under the Indenture; or

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certain events of bankruptcy, insolvency or reorganization.

The Indenture provides that, if any event of default with respect to a series of debt securities at the time outstanding occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of such series may declare the principal amount of all of the debt securities of such series to be due and payable immediately. However, upon certain conditions such declaration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or premium, if any, or interest, if any, on all of the debt securities of such series and certain other specified defaults) may be waived by the holders of a majority in principal amount of the outstanding debt securities of such series on behalf of the holders of all of the debt securities of such series.
The Indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to the debt securities of such series at the time outstanding, give to the holders of the outstanding debt securities of such series notice of such default known to it if uncured or not waived. However, except in the case of default in the payment of principal of (or premium if any) or interest on any of the debt securities of such series, the trustee may withhold such notice if the trustee in good faith determines that the withholding of such notice is in the interest of the holders of the outstanding debt securities of such series. The Indenture also provides that such notice shall not be given until at least 30 days after the occurrence of a default or breach with respect to outstanding debt securities of such series in the performance of a covenant or warranty in the Indenture other than for the payment of the principal of or interest on the debt securities of such series. No periodic evidence concerning compliance with the terms of the Indenture or absence of defaults is required by the Indenture. The term “default” with respect to any series of debt securities for the purpose of this provision means any event that is, or after notice or lapse of time or both would become, an event of default as described above.
The Indenture contains a provision entitling the trustee, subject to the duty of the trustee during default to act with the required standard of care, to be indemnified by the holders of the outstanding debt securities of such series before proceeding to exercise any right or power under the Indenture at the request of the holders of such debt securities. The Indenture provides that the holders of a majority in principal amount of outstanding debt securities of such series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee, with respect to the debt securities of such series, provided that the trustee may decline to act if such direction is contrary to law or the Indenture. The Indenture requires the trustee to establish a record date for purposes of determining which holders are entitled to join in such direction.
No holder of a note of any series of debt securities will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:
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the holder has previously given to the trustee written notice of a continuing event of default regarding the debt securities of that series;

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holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series have made a written request to the trustee to institute the proceeding and the holder or holders have offered reasonable indemnity to the trustee; and

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the trustee has failed to institute the proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with that request, within 60 days after the notice, request and offer.

However, these limitations do not apply to a suit instituted by a holder of a note of such series to enforce payment of the principal of or interest on the note on or after the applicable due date specified in the note.
The Indenture includes a covenant that we will file annually with the trustee a certificate specifying whether, to the best knowledge of the signers, we are in default under the Indenture.
Defeasance of Debt Securities or Certain Covenants in Certain Circumstances
Defeasance and Discharge
The Indenture provides that the terms of debt securities may provide that we will be discharged from any and all obligations with respect to debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust) upon the deposit with the trustee, in trust, of money and/or U.S. government obligations which, through the payment of interest and principal thereof in accordance with their terms, will provide money in an amount sufficient to pay any installment of principal (and premium, if any) and interest on the debt securities of such series on the stated maturity of such payments in accordance with the terms of the Indenture and such debt securities. Such discharge may only occur if, among other things, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders of the debt securities of such series; and such discharge will not be applicable to any debt securities of such series then listed on the New York Stock Exchange or any other securities exchange if the provision would cause said debt securities of such series to be de-listed as a result thereof.
Defeasance of Certain Covenants
The Indenture provides that the terms of the debt securities may provide us with the option to omit to comply with certain restrictive covenants described in Sections 1008 and 1009 of the Indenture with respect to the debt securities of any series. In order to exercise such option, we will be required to deposit with the trustee money and/or U.S. government obligations which, through the payment of interest and principal thereof in accordance with their terms, will provide money in an amount sufficient to pay principal (and premium, if any) and interest on the debt securities of such series on the stated maturity of such payments in accordance with the terms of the Indenture and such debt securities. We will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the holders of the debt securities of such series to recognize income, gain or loss for federal income tax purposes. In the event we exercise this option and the debt securities of such series are declared due and payable because of the occurrence of any event of default, the amount of money and U.S. government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of such series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from such event of default. However, we shall remain liable for such payments.
Modification of the Indenture and Waiver of Covenants
We and the trustee may make agreed modifications and amendments to the Indenture, without the consent of any holder of any note of any series of debt securities, to add covenants and events of default, and to make provisions with respect to other matters and issues arising under the Indenture, provided that any such provision does not adversely affect the rights of the holders of such debt securities.
The Indenture contains provisions permitting us and the trustee, with the consent of the holders of not less than 66 2∕3% in principal amount of the outstanding debt securities of a series affected thereby, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture or modifying the rights of the holders of outstanding debt securities of such series, except that no such supplemental indenture may, without the consent of the holder of each outstanding note of such series affected thereby, (a) change the stated maturity, or reduce the principal amount thereof or the rate of payment of interest thereon, of any note of such series, (b) reduce the percentage in principal amount of the outstanding debt securities of such series, the consent of the holders of which is required for any supplemental indenture or for waiver of compliance with certain provisions of the Indenture or certain defaults thereunder or (c) effect certain other changes. The Indenture also permits us to omit compliance with certain covenants in the Indenture with respect to the applicable series of debt securities upon waiver by the holders of not less than 66 2∕3% in principal amount of the outstanding debt securities of such series.
Trustee
The trustee may resign or be removed with respect to any series of debt securities and a successor trustee may be appointed to act with respect to such series of debt securities. In the event that two or more persons are acting as trustee with respect to different series of debt securities, each such trustee shall be a trustee of a trust under the Indenture separate and apart from the trust administered by any other such trustee, and any action described herein to be taken by the “trustee” may then be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee.
Governing Law
The laws of the State of New York govern the Indenture and the debt securities.

DESCRIPTION OF CAPITAL STOCK
Our authorized capital stock consists of 300,000,000 shares of common stock, no par value, and 30,000,000 shares of preferred stock, no par value. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our Restated Articles of Incorporation, as amended April 21, 2022 (the “Restated Articles”) and By-Laws of Sonoco Products Company, as amended July 20, 2022 (the “By-Laws”), which are exhibits to the registration statement of which this prospectus forms a part.
Common Stock
Subject to prior rights of the holders of any series of Preferred Stock then outstanding, and subject to any restrictions that may be imposed by any lender to the Company, holders of the Common Stock are entitled to receive such dividends as may be declared by the Board of Directors, in its sole discretion, out of funds legally available therefor.
In the event of liquidation, dissolution or winding-up of the Company, holders of Common Stock are entitled to receive the net assets of the Company remaining after payment of all liabilities and the liquidation preference of any outstanding Preferred Stock, in proportion to their respective share holdings.
Subject to the rights of the holders of any series of Preferred Stock then outstanding and as otherwise noted below under “Other Provisions,” all voting rights are vested in the holders of the shares of Common Stock, each share being entitled to one vote on all matters requiring shareholders’ action and for election of Directors. Directors of the Company are elected annually. Because the holders of the Common Stock do not have cumulative voting rights, the holders of a majority of the shares of Common Stock represented at a duly convened meeting of the Company’s shareholders can elect all directors.
Holders of the Common Stock do not have any preemptive rights to subscribe for or purchase any additional shares of capital stock issued by the Company. All of the outstanding shares of Common Stock are fully paid and nonassessable.
Preferred Stock
Pursuant to the Company’s Restated Articles and the South Carolina Business Corporation Act of 1988, the Board of Directors of the Company has the authority, without further shareholders’ action, to issue from time to time up to a maximum of 30,000,000 shares of Preferred Stock in one or more series. Preferred Stock of each series shall have the designations, voting powers, if any, preferences, limitations, and relative, participating, optional or other special rights as shall be stated and expressed in applicable articles of amendment to the Company’s Restated Articles, filed by the Company with the Secretary of State of South Carolina, providing for the creation of such series, including: (i) the designation and the number of shares of the series; (ii) the dividend rate or amount (or method of calculation), the dividend periods, the dates on which dividends will be payable and whether such dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will accumulate, and the status of such series as participating or nonparticipating with shares of other series or classes of stock; (iii) any redemption or sinking fund provisions; (iv) liquidation amounts and preferences; (v) any rights of conversion or exchange; (vi) the voting rights, if any; and (vii) any other rights, limitations and preferences permitted to be determined by the Board of Directors under South Carolina law.
All shares of each particular series of Preferred Stock shall rank equally and shall be identical as to preferences, limitations and relative rights, except as to the date or dates from and after which dividends, if cumulative or partially cumulative, shall accumulate. All series of Preferred Stock shall rank equally and shall be identical as to preferences, limitations and relative rights except insofar as, to the extent permitted by law, they may vary with respect to the matters which the Board of Directors is expressly authorized to determine in articles of amendment to the Restated Articles providing for the creation of any particular series of Preferred Stock, as summarized above.
All shares of Preferred Stock shall rank senior and prior to the Common Stock in respect of the right to receive dividends and the right to receive payments out of the net assets of the Company upon any involuntary or voluntary liquidation, dissolution or winding up of the Company. All shares of Preferred

Stock redeemed, purchased or otherwise acquired by the Company (including shares surrendered for conversion or exchange) shall be cancelled and thereupon restored to the status of authorized but unissued shares of Preferred Stock undesignated as to series, and may be reissued by the Company.
Preferred Stock of any series will, when issued against payment therefor, be fully paid and nonassessable. Holders of Preferred Stock will not have any preemptive rights to subscribe for or purchase any shares of capital stock or any other securities of the Company.
Other Provisions; Anti-Takeover Matters
The Restated Articles and By-Laws of the Company contain a number of provisions which may be deemed to have the effect of discouraging or delaying attempts to gain control of the Company, including (i) fixing the size of the Board at not less than nine members and authorizing only the Directors to fill vacancies in the Board between annual meetings of shareholders, (ii) providing that Directors may only be removed for cause and only by a vote of a majority of the shares cast for and against removal, subject to the provisions of the laws of South Carolina, and (iii) authorizing the Board of Directors, without further shareholder action, to issue shares of Common Stock and Preferred Stock, which could be used to create voting or other impediments.
South Carolina law may also have the effect of preventing or delaying an unfriendly acquisition of the Company or the acquisition of a large block of the Company’s Common Stock. South Carolina law restricts business combinations, such as mergers, consolidations and asset purchases, where the business acquired was, or the assets belonged to, a public corporation, such as the Company, and where the acquiror became an “interested shareholder” of the public corporation before either the purchase resulting in such acquiror becoming an “interested shareholder” or the business combination received the prior approval of a majority of the “disinterested” members of the board of directors of the public corporation. In the context of this law, an “interested shareholder” is any person who directly or indirectly, alone or in concert with others, beneficially owns or controls 10% or more of the voting stock of the public corporation, and a “disinterested” board member is a person who is neither a present or former officer or employee of the corporation. South Carolina law prohibits business combinations with an unapproved “interested shareholder” for a period of two years after the date on which the person became an “interested shareholder” and requires that any business combination with an unapproved “interested shareholder” after such two year period be approved by a majority vote of outstanding shares held by persons other than the “interested shareholder” or meet certain requirements that other shareholders receive at least a specified price for their shares. This requirement does not apply to corporations whose articles of incorporation contain a provision electing not to be covered by the law. The Company’s Restated Articles do not contain such a provision. An amendment of the Company’s Restated Articles to that effect would permit a business combination with an “interested shareholder” even though that status was obtained prior to such an amendment. South Carolina law also requires approval by a supermajority of the votes entitled to be cast to amend a corporation’s articles of incorporation unless such corporation’s articles of incorporation provide otherwise (as long as the required vote is at least a majority of the votes entitled to be cast on the amendment). The Company’s Restated Articles do not contain such a provision. South Carolina law permits a corporation to take actions as would be taken at a shareholders’ meeting without a meeting only if the action is taken unanimously by all of the shareholders entitled to vote on the action as evidenced by one or more written consents.
South Carolina law also contains provisions that, under certain circumstances, would preclude an acquiror of shares of Common Stock of the Company that exceed one of three voting thresholds (i.e., 20%, 33 1∕3% or 50%) from having voting rights with respect to such shares unless a majority in interest of the “disinterested” shareholders of the corporation votes to accord voting power to such shares. South Carolina law provides further that, if provided by the articles of incorporation or bylaws prior to the occurrence of a control share acquisition, the subject corporation may elect not to have the control share provisions apply to it, or it may redeem the control shares if the acquiring person has not complied with certain procedural requirements (including the filing of an “acquiring person statement” with the corporation within 60 days after the control share acquisition) or if the control shares are not accorded full voting rights by the shareholders.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase our debt, equity or other securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.
The applicable prospectus supplement will describe the material terms and conditions of any warrants that we may offer, including, as applicable, the following:
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the title of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued;

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the currency or currencies in which the price of such warrants will be payable;

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the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

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the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

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the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

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if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

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if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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information with respect to book-entry procedures, if any;

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if applicable, a discussion of any material United States Federal income tax considerations; and

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any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF DEPOSITARY SHARES
We may issue depositary shares representing preferred stock. Each depositary share will be issued under a deposit agreement and will represent an interest in a fractional share or multiple preferred shares and will be evidenced by a depositary receipt. The terms of any such depositary shares to be issued or such agreements evidencing depositary shares will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of:
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debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

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currencies; or

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commodities.

The terms of any purchase contracts to be issued will be set forth in the applicable prospectus supplement.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued.

DESCRIPTION OF GUARANTEES
If specified in the applicable prospectus supplement, we or certain of our subsidiaries will guarantee the debt securities. Guarantees may be secured or unsecured, senior or subordinated. The terms of any guarantee will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS
We may issue units consisting of one or more warrants, debt securities, guarantees, purchase contracts, shares of preferred stock, depositary shares, shares of common stock or any combination of such securities, as specified in the applicable prospectus supplement.
The applicable supplement will describe the material terms of the units that we may offer, including, as applicable, the following:
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the terms of the units and of the other securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

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a description of the terms of any unit agreement governing the units; and

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a description of the provisions for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES
Unless we indicate differently in an applicable prospectus supplement, each debt security, warrant and unit we may issue under this prospectus will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Sonoco, the trustee, any warrant agent, unit agent or any other agent of Sonoco, or any of their respective agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary. In addition, we may at any time determine that the securities of any series shall no longer be represented by a global security and will issue securities in definitive form in exchange for such global security pursuant to the procedure described above.

PLAN OF DISTRIBUTION
The securities being offered by this prospectus may be sold by us or by a selling securityholder:
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through agents;

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to or through underwriters;

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through broker-dealers (acting as agent or principal);

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directly by us or a selling securityholder to purchasers, through a specific bidding or auction process or otherwise;

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through a combination of any such methods of sale; and

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through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.
If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth any managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.
If a dealer is used in the sale of the securities, we, a selling securityholder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.
We or a selling securityholder may directly solicit offers to purchase the securities and we or a selling securityholder may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.
We may enter into agreements with agents, underwriters or dealers which may provide for indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the applicable prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.
Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers. Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

LEGAL MATTERS
In connection with particular offerings of the securities in the future, unless otherwise stated in the applicable prospectus supplements, the validity of those securities will be passed upon for us by Freshfields Bruckhaus Deringer US LLP, New York, New York, and, with respect to matters of South Carolina law, by John M. Florence, Jr., our vice president, general counsel and secretary. Certain legal matters will be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement. Mr. Florence owns shares of, and options on, Sonoco common stock, both directly and as a participant in various stock and employee benefit plans.

EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of Sonoco Products Company for the year ended December 31, 2021 and the audited historical financial statements of Ball Metalpack Holding, LLC included in Exhibit 99.2 of Sonoco Products Company’s Current Report on Form 8-K/A dated April 8, 2022 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational reporting requirements of the Exchange Act, and in accordance with these requirements we file reports, proxy statements and other information with the SEC. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.
Our common stock, no par value per share, is traded on the New York Stock Exchange under the symbol “SON.” The address of our internet site is https://www.sonoco.com. We make available free of charge on or through our internet site our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Any internet addresses provided in this prospectus are for informational purposes only and are not intended to be hyperlinks. Accordingly, no information in any of these internet addresses is included or incorporated herein.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to another document that we filed with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus. Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes such statement. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering under this prospectus or any prospectus supplement:
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Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 28, 2022;

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The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 18, 2022;

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Our Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 2022, filed with the SEC on May 3, 2022;

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Our Quarterly Report on Form 10-Q for the fiscal quarter ended July 3, 2022, filed with the SEC on August 2, 2022;

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Our Current Reports on Form 8-K filed with the SEC on January 14, 2022, January 21, 2022, January 26, 2022, January 27, 2022, as amended by our Current Report on Form 8-K/A filed with the SEC on April 8, 2022 (solely with respect to Items 2.01 and 9.01 thereto), February 11, 2022, February 15, 2022 (solely with respect to Item 5.02 thereto), March 15, 2022, April 22, 2022 and May 25, 2022 (solely with respect to Item 5.02 thereto), June 15, 2022 (solely with respect to Item 5.02 thereto), June 16, 2022 (solely with respect to Item 5.02 thereto), July 26, 2022 and August 9, 2022 (solely with respect to Item 5.02 thereto); and

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The description of our common stock and preferred stock comparable to that required by Item 1 of Form 8-A set forth in our registration statement on Form S-3 filed with the SEC on October 4, 1993, including any further amendments thereto or reports filed for the purposes of updating this description.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus unless specifically stated otherwise.
We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

$1,800,000,000
Sonoco Products Company
$500,000,000 4.450% Notes due 2026
$600,000,000 4.600% Notes due 2029
$700,000,000 5.000% Notes due 2034

PROSPECTUS SUPPLEMENT

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September 17, 2024